As filed with the Securities and Exchange Commission on April 15, 2011.

File No. 333-171359

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

UNIVERSAL BUSINESS PAYMENT SOLUTIONS
ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	90-0632274
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Radnor Financial Center
150 North Radnor-Chester Road, Suite F-200
Radnor, Pennsylvania 19087
(610) 977-2482

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Bipin C. Shah
Chief Executive Officer
Universal Business Payment Solutions Acquisition Corporation
Radnor Financial Center
150 North Radnor-Chester Road, Suite F-200
Radnor, Pennsylvania 19087
(610) 977-2482

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

James A. Lebovitz Thomas J. Friedmann Dechert LLP 2929 Arch Street Philadelphia, Pennsylvania 19104-2808 (215) 994-4000 (215) 994-2222 – Facsimile	Robert H. Cohen Jason Simon Greenberg Traurig LLP 200 Park Avenue New York, New York 10166 (212) 801-9200 (212) 801-6400 – Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

LARGE ACCELERATED FILER ☐	ACCELERATED FILER ☐
NON-ACCELERATED FILER ☒	SMALLER REPORTING COMPANY ☐
(DO NOT CHECK IF A SMALLER REPORTING COMPANY)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, APRIL 15, 2011

$72,000,000

UNIVERSAL BUSINESS PAYMENT SOLUTIONS
ACQUISITION CORPORATION

12,000,000 Units, each consisting of one share of redeemable common stock and one redeemable warrant

Universal Business Payment Solutions Acquisition Corporation is a blank check company formed for the purpose of acquiring, through a merger, share exchange, asset acquisition, stock purchase, plan of arrangement, recapitalization, reorganization or similar business combination, one or more operating businesses. We expect to focus our search for a target business on the financial services industry, but we do not intend to limit our search to a particular geographic region or industry. If we do not consummate an initial business combination by __________, 2012 [(eighteen months from the date of this prospectus)], or by _________, 2012 [(twenty-one months from the date of this prospectus)] if we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination prior to _________, 2012 [(eighteen months from the date of this prospectus)] but are unable to consummate a business combination by that time, we will distribute the proceeds held in the trust account (described below) to our public stockholders.

This is the initial public offering of our units, each consisting of one share of redeemable common stock and one redeemable warrant. Each unit that we are offering has a price of $6.00. Each warrant entitles the holder to purchase one share of common stock at a price of $6.90. The warrants will become exercisable on the later of (1) __________, 2012 [(one year from the date of this prospectus)] and (2) the consummation of a business combination and will expire on the earlier of (1) five years from the date on which a business combination is completed, (2) the liquidation of the trust account if we have not completed a business combination within the required time periods or (3) earlier upon redemption.

Our initial stockholders have committed to purchase 6,240,000 warrants at a price of $0.50 per warrant, for an aggregate purchase price of $3,120,000, in a private placement that will occur concurrently with the closing of this offering. In addition, EarlyBirdCapital, Inc. or its designees have committed to purchase 720,000 warrants on the same terms for an aggregate purchase price of $360,000. All of the proceeds we receive from the purchase of these warrants will be placed in the trust fund described below. These warrants will be identical to the warrants being offered by this prospectus, except that these warrants are non-redeemable and may be exercised on a cashless basis so long as such warrants are held by the individuals who acquire them or their affiliates. We have also agreed to sell to EarlyBirdCapital, Inc. for $100, as additional compensation, an option to purchase up to a total of 600,000 units at a price of $6.60 per unit. The units issuable upon exercise of the EBC unit purchase option are identical to those offered by this prospectus.

We have granted the underwriters a 45-day option to purchase up to an additional 1,800,000 units solely to cover over-allotments, if any.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the NASDAQ Capital Market, or NASDAQ, under the symbol UBPSU on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on the NASDAQ under the symbols UBPS and UBPSW, respectively. The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital, Inc. informs us of its decision to allow earlier separate trading, subject to, however, our filing a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, described below and issuing a press release announcing when such separate trading will begin.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 16 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions*	Proceeds, Before Expenses, to Us
Per unit	$6.00	$0.18	$5.82
Total	$72,000,000	$2,160,000	$69,840,000

*	The warrants being purchased by EarlyBirdCapital, Inc. or its designees may be viewed as additional compensation under FINRA Rule 5110(c)(2)(c).

We will deposit $69,240,000 of the net proceeds from this offering, plus an aggregate of $3,480,000 we will receive from the purchase of the insider warrants and EBC warrants concurrently with the consummation of this offering, for an aggregate of $72,720,000 (or approximately $6.06 per unit sold to the public in this offering), into a trust account established at JP Morgan Chase Bank, N.A., and maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of (1) the completion of a business combination, (2) the liquidation of the trust account upon our failure to consummate a business combination within the required time period (which may not occur until __________, 2012 [twenty-one months from the date of this prospectus]) or (3) our common stock trades below $5.75 per share, and we repurchase shares pursuant to a 10b5-1 plan, as described in this prospectus.

The underwriters are offering the units for sale on a firm commitment basis. EarlyBirdCapital, Inc., acting as representative of the underwriters, expects to deliver our securities to investors in this offering on or about __________, 2011.

EarlyBirdCapital, Inc.
Rodman & Renshaw, LLC

Cohen & Company Capital Markets, LLC

__________, 2011

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If any such information is provided to you, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, as our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains market data related to our business and industry and forecasts that we obtained from industry publications and surveys and our internal sources. The 2007 County Business Patterns, 2007 Economic Census, the American Payroll Association and The Nilson Report were the primary independent sources of industry and market data. All data provided by the 2007 County Business Patterns, 2007 Economic Census and American Payroll Association are publicly available while data provided by The Nilson Report can be obtained by subscription. We believe that all industry publications and reports cited in this prospectus are reliable and take such publications and reports into account when operating our business. Some data and other information are also based on our good faith estimates, which we derived from our review of internal surveys and independent sources. Our internal data and estimates are based upon management’s understanding of industry conditions.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including information under “Risk Factors” and our financial statements and the related notes and schedules thereto included elsewhere in this prospectus.

Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our” or “our company” refer to Universal Business Payment Solutions Acquisition Corporation, a Delaware corporation;
•	“EBC warrants” refers to the 720,000 warrants we are selling privately to EarlyBirdCapital concurrently with the consummation of this offering;
•	“initial shares” refers to the 3,450,000 shares of common stock, par value $0.001 per share, held by our initial stockholders;
•	“initial stockholders” refers to all of our stockholders prior to this offering, including all of our officers and directors;
•	“insider warrants” refers to the 6,240,000 warrants, each to purchase one share of common stock, we are selling privately to our initial stockholders concurrently with the consummation of this offering;
•	“public stockholders” refers to the holders of our shares of common stock being sold as part of the units in this offering (regardless of when they are purchased), including any of our initial stockholders to the extent that they purchase such shares;
•	“EarlyBirdCapital” or the “representative” refers to EarlyBirdCapital, Inc., the representative of the underwriters; and
•	the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Overview

We are a blank check corporation incorporated under the laws of Delaware on November 12, 2010. We were formed with the purpose of acquiring, through a merger, share exchange, asset acquisition, stock purchase, plan of arrangement, recapitalization, reorganization or similar business combination, one or more operating businesses. In this prospectus, we refer to any such transaction as a business combination. While we expect to focus our search on the financial services industry, we do not intend to limit our search for a target business to a particular geographic location or industry.

We will seek to capitalize on the significant experience of our directors and officers. Our management team, consultants and advisors represent a mix of entrepreneurs and investment and financial professionals with extensive operating and transactional experience. We believe that their backgrounds and networks of contacts will provide us with access to attractive opportunities to effect a transaction.

Over the past 30 years, Bipin C. Shah, our Chief Executive Officer and the Chairman of our board of directors, as well as his teams at various institutions with which he has been affiliated, have developed numerous innovations in the financial services industry. These entrepreneurial ventures provided significant returns to investors and management, although there can be no assurance that any future venture by Mr. Shah will achieve similar results. Mr. Shah is joined on our board of directors by Richard Braddock, Frederick Hammer, Jonathan Lubert, Robert Palmer and Arthur Ryan, each of whom has a distinguished business background and several of whom have managed significant business combinations.

We believe the common theme in the business history and innovations of Mr. Shah and his teams has been the utilization and leveraging of existing infrastructure of banks and retailers in innovative ways to create value for consumers, retailers and shareholders. This was accomplished, in each case, without expending substantial sums to develop new infrastructure but rather by developing and successfully executing on novel applications for existing systems. We will seek to replicate this model at our company.

Our management team intends to seek opportunities to acquire one or more “platform” companies in the payment processing industry. Upon the conclusion of such acquisition(s), we anticipate that these platform companies would seek follow-on acquisitions of companies having seasoned, disciplined capabilities in related and ancillary functional areas. The management team would then seek to integrate such companies to provide customers with new, related products and services that we believe would add value to our customers’ businesses and our relationships with such customers. At the same time, our team would explore opportunities to lever our extensive knowledge and experience in payments infrastructure to introduce new and valuable payment products and applications for our customers’ businesses and their customers. Finally, we intend to pursue follow-on acquisitions to consolidate our presence in the payments industry and related markets so as to leverage the benefits our innovations and achieve attractive economies of scale. We believe the implementation of this business strategy will enable us to achieve rapid growth and provide superior returns to our shareholders.

We do not have any specific business combination under consideration, and we have not (nor has anyone acting on our behalf), directly or indirectly, had any discussions formal or otherwise with respect to such a business combination. We have not (nor has anyone acting on our behalf) been approached by any candidate or its representative with respect to a possible business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any such candidate.

Effecting a Business Combination

Under our Restated Certificate of Incorporation, we will seek stockholder approval before we effect an initial business combination, even if the nature of the business combination is such that it would not ordinarily require stockholder approval under Delaware law. We view this requirement to seek stockholder approval of an initial business combination as an obligation to our stockholders, and we will not take any action to amend or waive this provision in our Restated Certificate of Incorporation. We intend to consummate our initial business combination only if:

•	a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination (which will include votes by our initial stockholders relating to shares included in units purchased in this offering and shares, if any, purchased following this offering in the secondary market) and
•	less than 93.1% of the shares sold in this offering, which we sometimes refer to as the redemption threshold, are redeemed in connection with such business combination. However, if we have exercised our right to repurchase up to 50% of the shares sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of shares purchased by us. In this event, we would disclose the number of shares purchased by us and the revised redemption threshold in the materials distributed to our shareholders in connection with the vote to approve a business combination.

If we have not completed a business combination by , 2012 [eighteen months from the date of this prospectus] or by , 2012 [twenty-one months from the date of this prospectus] if we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination prior to , 2012 [eighteen months from the date of this prospectus], we will liquidate and distribute the amount held in the trust account, plus any remaining net assets, to our public stockholders.

We anticipate structuring a business combination to acquire 100% of the equity interests or assets of a target business. We may, however, structure a business combination to acquire less than a controlling interest in such company or assets of the target business.

In order to consummate a business combination, we may issue debt or equity securities to the sellers of such business and/or seek to raise additional funds through an offering of debt or equity securities. There are no limitations on our ability to incur debt or issue equity securities in order to consummate a business combination. If we issue additional equity securities, our initial stockholders and investors in this offering could be diluted and may become a minority of the combined company. There is no requirement that our stockholders own a certain percentage of our company after a business combination. Since we have no specific business combination under consideration, we have not entered into any arrangement to issue securities or to incur debt, and we currently have no plans to do so.

Private Placements

In December 2010, two of our initial stockholders, Mr. Shah and Mr. Davidson, purchased an aggregate of 3,450,000 shares of our common stock in a private placement (for an aggregate purchase price of $25,000) at a purchase price of $0.00725 per share. Prior to the date hereof, Messrs. Shah and Davidson sold an aggregate of 1,546,464 of those shares to the remaining initial stockholders at the same purchase price they paid for such shares. These 3,450,000 initial shares include 450,000 shares subject to forfeiture to the extent that the over-allotment option is not exercised in full, so that our initial stockholders in any event will own 20% of our issued and outstanding shares of common stock after the completion of this offering (excluding the effect of any units or shares of common stock that the initial stockholders may purchase in or after this offering). Additionally, 750,000 of the initial shares (or 862,500 shares if the underwriters’ over-allotment option is exercised in full) are subject to forfeiture in the event that we do not satisfy the conditions required to redeem any outstanding warrants.

Our initial stockholders have also committed to purchase 6,240,000 warrants at $0.50 per warrant (for an aggregate purchase price of $3,120,000) concurrently with the consummation of this offering. Additionally, the representative has committed to purchase 720,000 warrants at $0.50 per warrant (for an aggregate purchase price of $360,000) concurrently with the consummation of this offering.

The terms and restrictions of the initial shares, the insider warrants and the EBC warrants are described in more detail under “Description of Securities” and elsewhere in this prospectus.

Our principal executive offices are located at Radnor Financial Center, 150 North Radnor-Chester Road, Suite F-200, Radnor, Pennsylvania 19087, and our telephone number is (610) 977-2482. Our website is www.ubpsac.com, the contents of which are not incorporated into this prospectus.

THE OFFERING

In deciding whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we have as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and other risks described under “Risk Factors” beginning on page 16 of this prospectus.

Securities offered
12,000,000 units, at $6.00 per unit, each unit consisting of one share of common stock and one warrant.
Proposed NASDAQ symbols for our:

Units
UBPSU
Shares
UBPS
Warrants
UBPSW
Trading commencement and separation of shares of common stock and warrants
The units offered by this prospectus will begin trading promptly after the date of this prospectus. The shares of common stock and warrants comprising the units will begin separately trading on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), subject to, however, our filing a Current Report on Form 8-K with the SEC described below and issuing a press release announcing when such separate trading will begin.
The units will continue to trade along with shares of common stock and warrants after the units separate. Holders will need to have their brokers contact our transfer agent in order to separate their units into shares and warrants.
Warrants being purchased by insiders and the representative
6,240,000 insider warrants at a purchase price of $0.50 per warrant (for a total purchase price of approximately $3,120,000) will be sold to our initial stockholders pursuant to warrant subscription agreements among us and each initial stockholder. Additionally, 720,000 EBC warrants at a purchase price of $0.50 per warrant (for a total purchase price of approximately $360,000) will be sold to the representative. These purchases will take place on a private placement basis concurrently with the consummation of this offering. The insider warrants and the EBC warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants and the EBC warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by such purchasers, their legal assigns or their affiliates.

Shares of Common Stock:

Number of shares outstanding before this offering
3,450,000 shares(1)
Number to be outstanding after this offering
15,000,000 shares(2)(3)
Warrants:

Number outstanding before this offering
0 warrants
Number to be sold to insiders
6,240,000 warrants
Number to be sold to EarlyBirdCapital
720,000 warrants
Number to be outstanding after this offering and sale to insiders
18,960,000 warrants
Exercisability
Each warrant is exercisable for one share of common stock.
Exercise price
$6.90.
Exercise period
The warrants (including the insider warrants and the EBC Warrants) will become exercisable upon the later of (1) , 2012 [one year after the date of this prospectus] and (2) the consummation of a business combination with a target business.
Registration
The warrants included in the units offered by this prospectus will be exercisable for cash only if we have an effective and current registration statement covering the shares issuable upon exercise of such warrants and a current registration statement, including a prospectus, relating to such shares of common stock. Notwithstanding the foregoing, if we have not filed with the SEC a registration statement covering the shares issuable upon exercise of the warrants by the 6-month anniversary of the consummation of our initial business combination, commencing on that day, warrant holders may, until such time as there is an effective registration statement and during any period thereafter when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis, provided that such cashless exercise is exempt from the registration requirements of the Securities Act. We do not believe that such an exemption is currently available. The warrants will expire on the earlier of (1) 5:00 p.m., New York City time, on the fifth anniversary of the consummation of a business

(1)	This number includes an aggregate of 450,000 shares of common stock that are subject to forfeiture by our initial stockholders if and to the extent the over-allotment option is not exercised by the underwriters.
(2)	Assumes the over-allotment option has not been exercised, and an aggregate of 450,000 shares of common stock have been forfeited by our initial stockholders.
(3)	Excludes 1,200,000 shares underlying the EBC unit purchase option, including 600,000 shares of common stock and 600,000 warrants, each exercisable for one share of common stock, included in such units.

combination, (2) the liquidation of the trust account (if we have not completed a business combination within the required time periods) and (3) the redemption of the warrants.
Redemption
We may redeem the outstanding warrants (excluding the insider warrants and the EBC warrants but including any warrants issued upon exercise of the EBC unit purchase option):
• in whole and not in part,
• at a price of $.01 per warrant at any time while the warrants are exercisable,
• upon a minimum of 30 days’ prior written notice of redemption,

•

if, and only if, the last sales price of our shares of common stock equals or exceeds $9.50 per share for any 20 trading days within a 30-trading day period ending three business days before we send a notice of redemption, and

•

if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

If these conditions are satisfied and we issue a notice of redemption, warrant holders may exercise their warrants prior to the scheduled redemption date. However, the price of the shares of common stock may fall below the $9.50 trigger price or the $6.90 warrant exercise price after a redemption notice has been issued.
If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering warrants for that number of shares equal to the quotient obtained by dividing (x) the product of (1) the number of shares underlying the warrants, and (2) the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. “Fair market value” means the average reported last sale price of the shares for the 5 trading days ending on the third trading day prior to the date on which a notice of redemption is sent to the holders of warrants.
Offering proceeds to be held in trust
$72,720,000, or approximately $6.06 per unit, including the net proceeds of this offering and of the private placement of insider warrants and the EBC warrants ($83,196,000, or approximately $6.03 per unit, if the underwriters’ over-allotment option is exercised in full) will be placed in a segregated trust account at JP Morgan Chase Bank, N.A., established and maintained by Continental Stock Transfer & Trust Company, as trustee.
Except for the (1) interest income earned on the amount held in trust that may be released to us to pay taxes and fund our working capital requirements and (2) any amounts necessary to purchase up to 50% of our public shares, as discussed below, none of the funds held in the trust account will be released until the earlier of the completion of our initial business combination and our liquidation. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which would have priority over the claims of our public stockholders.
None of the warrants may be exercised until after the consummation of our initial business combination.
Limited payments to insiders
Neither we nor any target business will pay a fee or other cash payment or any type of compensation to our initial stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination, other than:
• repayment on the date of this prospectus of a $125,000 non-interest bearing loan made by UBPS Services, LLC, an entity controlled by Bipin Shah, our Chairman and Chief Executive Officer;

•

payment of a total of $7,500 per month to UBPS Services, LLC, for office space, administrative services and secretarial support from the date of this prospectus through the earlier of the consummation of a business combination or the liquidation of the trust account; and

•

reimbursement of out-of-pocket expenses incurred by our management team and directors in connection with undertaking certain activities on our behalf, such as identifying and investigating possible targets businesses and business combinations.

There is no limit on the amount of out-of-pocket expenses reimbursable by us. Our board of directors, or a court of competent jurisdiction if such reimbursement is challenged, will review such amounts.
Restated Certificate of Incorporation
As discussed below, there are specific provisions in our Restated Certificate of Incorporation that may not be amended prior to our consummation of a business combination, including the requirements to seek stockholder approval of an initial business combination and to allow our stockholders to seek redemption of their shares. While we have been advised that restrictions on our ability to amend our Restated Certificate of Incorporation may not be enforceable under Delaware law, we view these provisions as obligations to our stockholders and will not take any action to amend or waive these provisions.
Our Restated Certificate of Incorporation also provides that we will liquidate and distribute funds in the trust account, plus any remaining net assets, to our stockholders if we do not consummate our business combination by , 2012 [eighteen months from the date of this prospectus], or , 2012 [twenty-one months from the date of this prospectus] if we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination within eighteen months from the date of this prospectus. Such initial business combination must be with a target business whose collective fair value is at least equal to 80% of the value of the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for such business combination.
Stockholder vote to approve a business combination
Under our Restated Certificate of Incorporation, we will seek stockholder approval before we effect an initial business combination even if the nature of such business combination would not ordinarily require stockholder approval under Delaware law. In connection with the vote on any business combination, all of our initial stockholders have agreed to vote the shares owned by them immediately before this offering in accordance with the majority of the shares voted by the public stockholders. This voting arrangement will not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our initial stockholders. We will consummate our initial business combination only if (1) a majority of the shares voted by the public stockholders are voted in favor of the initial business combination (which includes votes relating to shares included in units purchased in this offering or purchased following this offering in the open market by any of our initial stockholders) and (2) less than 93.1% of the shares sold in this offering are redeemed in connection with such business combination. However, if we have exercised our right to repurchase up to 50% of the shares sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of shares purchased by us. In this event, we would disclose the number of shares purchased by us and the revised redemption threshold in the materials distributed to our shareholders in connection with the vote to approve a business combination.

Permitted purchases of shares in connection with stockholder vote
In connection with seeking stockholder approval of our initial business combination, prior to the consummation of such business combination, there can be released to us from the trust account amounts necessary to purchase up to an average of $1.9 million worth of shares each month up to an aggregate amount of 50% of the shares sold in this offering. Such purchases will commence 61 days after the date of this prospectus and end on the date on which we announce the execution of a definitive agreement for an initial business combination. Any such purchases will be made only in open market transactions pursuant to a 10b5-1 plan that we intend to enter immediately prior to the date of this prospectus with an independent broker-dealer approved by our board. This 10b5-1 plan will require us to purchase our shares at a price per share not to exceed the market price at any time when the market price falls below $5.75 per share. This 10b5-1 plan will remain in place until the maximum number of shares has been purchased under such plan or it expires by its own terms. It is intended that purchases will comply with the technical requirements of Rule 10b-18 (including timing, pricing and volume of purchases) under the Exchange Act (although the purchases may not actually be effected under Rule 10b-18, including as a result of an independent broker-dealer effectuating purchases under the 10b5-1 plan). All shares purchased by us will be cancelled.
Redemption rights
Our Restated Certificate of Incorporation provides that our public stockholders will be entitled to cause us to redeem their stock for cash in an amount equal to a pro rata interest in the trust account in connection with a business combination. Unlike many other blank check companies, our public stockholders will not be required to vote against our initial business combination in order to exercise their redemption rights. If our initial business combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments.
If, in connection with the exercise of redemption rights, we have required public stockholders to deliver their stock certificates prior to a vote, we will promptly return such certificates to each tendering public stockholder in the event the business combination is not approved.
We view the right to seek redemption as an obligation to our stockholders and will not take any action to amend or waive this provision in our Restated Certificate of Incorporation.
Redemption Threshold
Our 93.1% redemption threshold was established to ensure that, following our initial business combination, we will maintain net tangible assets of greater than $5.0 million and therefore will not be subject to the requirements of Rule 419 under the Securities Act. Because the number of shares that may be redeemed in connection with our business combination is subject to reduction in direct proportion to the number of shares purchased by us under our 10b5-1 plan, in no event will the redemption of shares in an amount permitted by the redemption threshold cause our net tangible assets to fall below $5.0 million. This redemption threshold could be significantly lowered based on the number of shares repurchased by us under our 10b5-1 plan. Please see the table on page 53 for an illustration of how the repurchase of shares will impact the redemption threshold.
In addition, we will not agree to any working capital or other similar closing condition in connection with our initial business combination that could cause the amount of the net tangible assets to fall below $5.0 million. For example, a proposed business combination could require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business combination. If the aggregate cash consideration we were required to pay for all shares redeemed plus any amount required to satisfy cash conditions, if any, pursuant to the terms of a proposed business combination exceed an amount such that we cannot maintain more than $5.0 million in net tangible assets, we will not consummate the proposed business combination.
10% limitation on redemption rights
A public stockholder, together with any affiliate or any other person acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) with such public stockholder, will be restricted from seeking redemption rights with respect to 10% or more of the shares sold in this offering.
An eligible stockholder may request redemption at any time after we mail to stockholders of the registration statement/proxy solicitation materials in connection with our initial business combination and before the business day immediately preceding the consummation of such business combination. Additionally, we may require public stockholders, whether they are record holders or hold their shares in “street name,” either to (1) tender their certificates to our transfer agent at any time through the business day immediately preceding the consummation of the proposed business combination or (2) deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge a tendering broker $45, and it will be at the broker’s discretion whether to pass this cost on to the redeeming holder.
The registration statement/proxy solicitation materials that we will furnish to stockholders in connection with the proposed initial business combination will indicate whether we are requiring stockholders to satisfy certification and delivery requirements. Accordingly, a public stockholder would have from the receipt of such materials through the business day immediately preceding the consummation of the proposed initial business combination to deliver his shares if he wishes to exercise his redemption rights. The length of this time period will vary depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, we cannot assure you of this fact. Please see “Risk Factors — We may require stockholders who wish to redeem their shares in connection with a proposed registered business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights” for further information on the risks of failing to comply with these requirements.
A request for redemption, once made, may be withdrawn at any time up to the business day immediately preceding the consummation of the initial business combination is to occur. Furthermore, if a public stockholder delivers his certificate for redemption and subsequently decides (prior to the date immediately preceding the consummation of the business combination) not to elect redemption, he may simply request that the transfer agent return such certificate (physically or electronically).
Release of funds in trust account on closing of our initial business combination
Upon the closing of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their redemption rights and to pay contingent fees. Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses we acquire in our initial business combination. If we pay for our initial business combination using stock or debt securities, or we do not use all of the funds released from the trust account for payment of the purchase price in connection with our business combination, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.
Liquidation if no business combination
As described above, if we fail to consummate a business combination by , 2012 [eighteen months from the date of this prospectus] or , 2012 [twenty-one months from the date of this prospectus] if we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination within eighteen months from the date of this prospectus, our corporate existence will cease except for the purposes of winding up affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law.
If we have not presented to public stockholders a proposed business combination within the required time periods, public stockholders will be entitled to receive a pro rata interest in the trust account (which aggregate amount is initially anticipated to be approximately $6.06 per share, or $6.03 per share if the over-allotment option is exercised in full, plus any pro rata interest earned on the trust account not previously released to us).
The distribution of our assets in liquidation must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we can distribute any assets to the public stockholders. We cannot assure you that we will have sufficient funds to provide for all creditors’ claims or that we will properly assess all claims that may be brought against us. As a result, our stockholders could be potentially liable for any claims of creditors to the extent of distributions received by them as an unlawful payment if we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (including any third parties we engage to assist us with our search for a target business) and prospective target businesses execute agreements waiving any claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that such persons will execute such agreements. Even if they execute such agreements, we can offer no assurance that such persons will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable.
Mr. Shah has agreed that, if we liquidate prior to the consummation of a business combination, he will be personally liable to ensure that the proceeds in the trust account are not reduced below $6.06 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Accordingly, if a creditor’s claim does not exceed the amount of funds available to us outside of the trust account or available to be released to us from interest earned on the trust account balance, then Mr. Shah would not have any personal obligation to indemnify such claims, as they would be paid from such available funds. However, if a claim exceeds such amounts, only an enforceable waiver executed by such creditor would excuse Mr. Shah from his obligations to pay such claim. We can offer no assurance that Mr. Shah will be able to satisfy his obligations if they are required to do so.
We will pay the costs of liquidating from our remaining assets outside of the trust account. If such funds are insufficient, Mr. Shah has agreed contractually to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has contractually agreed not to seek repayment of such expenses.
Escrow of initial shares
On the date of this prospectus, all of our initial stockholders will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. These shares will not be transferable during the escrow period other than with limited exceptions. Of these shares, 75% will not be released from escrow until one year after the closing of the business combination or the liquidation of the trust account, if applicable. The remaining 25% of these shares will not be released from escrow until a warrant redemption occurs. If no warrant redemption occurs, the remaining 25% of these shares will be forfeited.

Risks

We are a corporation organized under the laws of Delaware. We have not conducted any operations nor generated any revenues. Until we complete a business combination, if ever, we will have no operations and will generate no operating revenues. In deciding whether to invest in our securities, you should take into account not only the background of our officers and directors, but also the special risks we face as a blank check company, including:

•	reliance on our management’s ability to choose an appropriate target business, conduct due diligence or monitor due diligence conducted by others and negotiate a favorable price; and
•	existing and possible conflicts of interest of our directors and officers described under “Management — Conflicts of Interest” below.

In addition, you will experience immediate and substantial dilution from the purchase of our securities. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 16 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant balance sheet data for our business and should be read with our financial statements and the notes and schedules related thereto, which are included elsewhere in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	December 8, 2010
	Actual	As Adjusted(1)
Working capital (deficiency)	$13,463	$72,993,563
Total assets	150,000	72,993,563
Total liabilities	126,537	—
Value of shares of common stock which may be redeemed for cash	—	67,702,314
Stockholders’ equity	23,463	5,291,249

(1)	Includes $3,120,000 and $360,000 we will receive from the sale of the insider warrants and the EBC warrants, respectively.

The “as adjusted” information gives effect to the sale of the units in this offering, the insider warrants, the EBC warrants and the EBC unit purchase option, including the application of the related gross proceeds and the payment of the estimated expenses of this offering.

The “as adjusted” working capital and total assets amounts include the $72,720,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the trust account totaling $72,720,000 of net proceeds from the offering, including $3,480,000 of proceeds from the private placement of the insider warrants and the EBC warrants, together with all accrued interest earned thereon, less (1) any amounts released to us to purchase our shares of common stock, (2) any interest earned on the funds in the trust account that may be released to us to pay our tax obligations and (3) any interest earned on the funds in the trust account that may be released to us to pay our expenses and other working capital requirements, will be distributed to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We may effect a business combination only if less than 93.1% of the shares sold in this offering are redeemed in connection with such business combination. However, if we have exercised our right to repurchase up to 50% of the shares sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of shares purchased by us. In this event, we would disclose the number of shares purchased by us and the revised redemption threshold in the materials distributed to our shareholders in connection with the vote to approve a business combination.

Depending on the number of stockholders who exercise their redemption rights in connection with our initial business combination, we could be required to redeem for cash up to one share less than 93.1% of the shares of common stock sold in this offering, or 11,171,999 shares of common stock (12,847,799 if the underwriters’ over-allotment option is exercised in full) at a per share price of approximately $6.06 per share ($6.03 per share if the underwriters’ over-allotment option is exercised in full) for $67,702,314 in the aggregate (or $77,472,228 in the aggregate if the underwriters’ over-allotment option is exercised in full). The actual per share redemption price will be equal to the aggregate amount then on deposit in the trust account, including accrued but undistributed interest, net of (1) taxes payable and (2) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $6.06 per public share, or $6.03 per share if the underwriters’ over-allotment option is exercised in full), as of the date two business days prior to the proposed consummation of our initial business combination, divided by the number of shares of common stock included in the units sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent all of the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Our Proposed Business

We are a development stage company with no operating history. Accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a development stage company with no operating results to date. Therefore, our ability to commence operations depends upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business in the financial services industry (excluding depository institutions). We have not conducted any discussions regarding potential business combinations and we have no plans, arrangements or understandings with any prospective business combination targets. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

We may not be able to complete a business combination within the required time frame, in which case we would be forced to liquidate and our public stockholders may receive less than $6.06, and our warrants will expire worthless.

If we are unable to complete a business combination within 18 months from the date of this prospectus (or up to 21 months after the date of this prospectus if certain criteria are met), we will be forced to liquidate. We cannot assure you that we will be able to consummate a business combination with a suitable target business within the required timeframe. If we are forced to liquidate, the per-share liquidation distribution may be less than $6.06 (or $6.03 if the over-allotment option is exercised in full) as a result of (1) any claims that may be made against the trust account, (2) any amounts released to us to purchase shares under our share repurchase program, (3) any interest earned on the amount held in trust that has been released to us to pay taxes and fund working capital requirements. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless if we liquidate before the completion of a business combination.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into a business combination with a target that does not meet all of such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with all of our general criteria and guidelines.

We have identified strong track records and cash flow characteristics, a strong competitive position, experienced management and diversified customer and supplier bases as general criteria and guidelines for evaluating prospective target businesses, but a target business with which we enter into a business combination may not have all of these attributes, and we may consider additional attributes. If we consummate our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. We intend to discuss the criteria that we consider in connection with a proposed business combination in the proxy statement soliciting stockholder approval for such transaction. If we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines.

We will be required to have a stockholder vote to approve the business combination and will offer each public stockholder the option to vote in favor of a proposed business combination and still seek redemption of his, her or its shares.

In connection with stockholder approval of any business combination, we will offer each public stockholder (but not our initial stockholders) the right to have his, her or its shares of common stock redeemed for cash for a full pro rata interest in the trust account (initially anticipated to be approximately $6.06 per share, or $6.03 per share in the event that the over-allotment option is exercised in full) regardless of whether such public stockholder votes any or all such shares in favor of our proposed registered business combination. We may proceed with a business combination as long as less than 93.1% (or such threshold as appropriately reduced) of the shares sold in this offering are redeemed in connection with such business combination. However, if we have exercised our right to repurchase up to 50% of the shares sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of shares purchased by us. Accordingly, a substantial number of public stockholders may exercise their redemption rights, and we could still consummate a proposed business combination. This is different than many other recent blank check companies with respect to which stockholders are offered a right to redeem their shares only if they vote against a proposed business combination.

Our ability to effect a business combination successfully and to operate successfully thereafter will depend upon the efforts of our key personnel, some of whom may join us following a business combination and none of whom is presently party to an employment or consulting agreement. Such key personnel may leave the Company prior to a business combination. While we intend to scrutinize closely any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

Our ability to effect a business combination successfully will depend upon the efforts of our key personnel, none of whom is party to an employment or consulting agreement requiring involvement with us through completion of a business combination and some of whom may leave prior to a business combination. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, some or all of the management of the target business may remain in place. While we intend to scrutinize closely any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which could adversely affect our operations.

Unlike many other blank check companies, we allow up to one share less than 93.1% of the total number of shares underlying units sold in this offering to exercise their redemption rights. This redemption threshold could be significantly lowered based on the number of shares repurchased by the Company pursuant to its 10b5-1 plan, or based on the terms of our initial business combination. The redemption threshold could make it easier for us to consummate a business combination with which you may not agree and could result in more money from the trust account being used to pay for redemptions than in other blank check companies and very little money remaining for use following consummation of a business combination.

Each public stockholder (other than the initial stockholders) will have the right to have their shares of common stock redeemed for cash if an initial business combination is approved and consummated. We expect to consummate the initial business combination only if less than the redemption threshold is redeemed in connection with such business combination. However, a public stockholder, together with any affiliate of his or any person with whom such public stockholder is acting in concert or as a “group” (as such term is defined in Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking redemption with respect to more than 10% of the shares sold in this offering on a cumulative basis. In the past, many blank check companies have had redemption thresholds of between 20% and 40%, which makes it more difficult for such companies to obtain the requisite level of stockholder participation so as to consummate a business combination. Therefore, because we permit a larger number of stockholders to exercise their redemption rights, it will be easier for us to consummate a business combination with a target business in the face of strong stockholder dissent, and we have reduced the likelihood that a small group of investors holding a significant block of our shares of common stock will be able to stop us from completing a business combination that is otherwise favored by our public stockholders. Nevertheless, because our redemption threshold could be lowered, the percentage of shares that may be redeemed could be as low or lower than most blank check companies. Therefore, substantial purchases of shares under our 10b5-1 plan will make it more difficult to consummate our initial business combination in the face of strong shareholder opposition. Likewise, if the terms of our proposed initial business combination require a certain amount of cash in trust in order to consummate the business combination, the possibility that we will not be able to complete a business combination would be increased. Depending on the number of public shares that are redeemed in connection with a business combination, we may have very little money in our trust account with which to consummate a business combination. Such a development may result in our having to obtain additional financing to consummate our initial business combination, result in less money being available for use as working capital following a business combination or result in our failure to consummate a business combination.

Because of our limited resources and the significant competition for opportunities, we may not be able to consummate an attractive business combination or any business combination.

Identifying, executing and realizing attractive returns on business combinations is highly competitive and involves a high degree of uncertainty. We expect to encounter intense competition for potential target businesses from other blank check companies and entities other than blank check companies that have a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations. Many of these competitors also possess greater technical, human and other resources than we do, and our financial resources are relatively limited when contrasted with many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives other companies an advantage in pursuing the acquisition of some target businesses. In addition,

•	the redemption of shares of common stock held by our public stockholders into cash may reduce the resources available to us to fund a business combination; and
•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. Therefore, we do not know if the net proceeds of this offering will be sufficient to allow us to consummate a business combination. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business or the obligation to redeem for cash a significant number of shares from dissenting stockholders, we will have to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. Any failure on our part to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our outstanding warrants and option may have an adverse effect on the market price of our shares of common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 12,000,000 shares of common stock as part of the units offered by this prospectus, the insider warrants to purchase 6,240,000 shares of common stock and the EBC warrants to purchase 720,000 shares of common stock. We will also issue an option to purchase 600,000 units to the representative of the underwriters which, if exercised, will result in the issuance of 600,000 shares and warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. These securities, when exercised, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

If our stockholders exercise their registration rights with respect to our securities, this is likely to adversely affect the market price of our shares of common stock, and the existence of such rights may make it more difficult for us to effect a business combination.

The purchasers of the insider warrants and the EBC warrants are entitled to demand that we register the resale of their insider warrants, EBC warrants and underlying shares of common stock at any time after we consummate a business combination. If such individuals and entities exercise their registration rights with respect to all of their securities, then there will be an additional 3,000,000 shares of common stock (or 3,450,000 shares of common stock if the underwriters exercise the over-allotment option in full) and 6,960,000 warrants (as well as 6,960,000 shares of common stock underlying the warrants) eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market will have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our shares of common stock.

We may not obtain an opinion from an unaffiliated third party as to the fairness of the transaction to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that the price we are paying is fair to our public stockholders from a financial point of view unless we seek to (i) acquire an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions in the past; (ii) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, initial stockholders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (iii) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, initial stockholders or their affiliates acquire the remaining portion of such target business. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our Restated Certificate of Incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Immediately after the completion of offering and the purchase of the insider warrants and EBC warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 64,840,000 authorized but unissued shares of common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants). Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of common or preferred stock, or a combination thereof ordinary, to complete a business combination. The issuance of additional shares of common stock or preferred stock:

•	may significantly reduce the equity interest of investors in this offering;
•	may effectively subordinate the rights of holders of shares of common stock if we issue preferred stock with rights senior to those afforded to our shares of common stock;
•	may cause a change in control if a substantial number of shares of common stock are issued, which may affect our ability to use our net operating loss carry forwards, if any; and
•	may adversely affect prevailing secondary market prices for our shares of common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets after a business combination if our operating revenues are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach covenants that require us to maintain specified financial ratios or reserves without a waiver or renegotiation of those covenants;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain additional financing if a debt security that we issue contains covenants restricting our ability to obtain such financing while such debt security remains outstanding.

Our negotiating position and our ability to conduct due diligence on potential business combination targets may decrease as we approach our dissolution deadline, which could undermine our ability to consummate our initial business combination that would produce value for our stockholders.

Pursuant to our Restated Certificate of Incorporation, we must complete our initial business combination within 18 months from the date of this prospectus, or 21 months if we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination within eighteen months from the date of this prospectus, or liquidate. As such deadline nears, our need to consummate an initial business combination with a target business will increase, which may decrease our negotiating leverage to obtain the best possible deal. In addition, such time restraint may limit the time we have to conduct due diligence and, as a result, our due diligence investigation may not be as detailed as would otherwise be the case.

Following the business combination we may discover or otherwise become aware of adverse information regarding our acquired business, and we may be required subsequently to take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price. Any such development could cause you to lose some or all of your investment.

We intend to conduct a due diligence investigation of any business we consider. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business, we cannot assure you that this process will identify all material issues that may be present inside a particular target business, or that factors outside of the target’s business and our control will not later arise. If our due diligence investigation fails to identify material issues relating to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if these charges may be non-cash items and may not adversely affect our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming debt held by a target business or by virtue of our otherwise obtaining debt financing.

Our officers and directors will allocate their time to other businesses, thereby creating potential conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs. This could create a conflict of interest when they allocate their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of our business combination. All of our executive officers are engaged in other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, this could limit the time they devote to our affairs and could have a negative impact on our ability to consummate a business combination.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern will depend on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern. Moreover, there is no assurance that we will consummate our initial business combination. These factors raise substantial doubt about our ability to continue as a going concern.

If we are unable to consummate a business combination, our public stockholders could be forced to wait up to 21 months before receiving liquidation distributions.

We have 18 months (or up to 21 months after the date of this prospectus if certain criteria are met) from the date of this prospectus in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior to that date and then only in cases where investors have sought redemption of their shares. Only if we are unable to complete a business combination prior to the expiration of this time period will public stockholders become entitled to distributions from the trust account. Accordingly, investors’ funds may be unavailable to them until or after such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

The net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified. Accordingly, we may be deemed to be a “blank check” company under the U.S. securities laws. However, since we will have net tangible assets in excess of $5.0 million upon the successful consummation of this offering and intend to file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we expect to be exempt from the rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419 of the rules and regulations promulgated under the Securities Act, or Rule 419. As a result, investors will not be afforded the benefits or protections of Rule 419, which would otherwise (1) completely restrict the transferability of our securities, (2) require us to complete a business combination within 18 months of the effective date of the initial registration statement, and (3) restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable; we will be entitled to withdraw interest earned on the funds held in the trust account prior to the completion of a business combination; and we have a longer period of time to complete such a business combination than we would if we were subject to such rule.

The liquidity of our securities in the open market may be reduced.

Under our Restated Certificate of Incorporation, the trustee can release to us from the trust account amounts necessary to purchase up to an average of $1.9 million worth of shares each month up to the aggregate amount of 50% of the shares sold in this offering (6,000,000 shares, or 6,900,000 shares if the over-allotment option is exercised in full). Such purchases will commence 61 days after the date of this prospectus and end on the date on which we announce the execution of a definitive agreement for an initial business combination. Additionally, we may redeem up to one share less than 93.1% of the shares of common stock issued in our initial public offering. Purchases or redemptions of our shares would result in significantly fewer public shares being issued and outstanding. This would, in turn, significantly reduce the liquidity of our securities, including our public shares that are not redeemed.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 18 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest to be earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 18 months, assuming that we do not consummate a business combination during that time. Our estimates are based on our own expectation that we will undertake in-depth due diligence only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, we cannot assure you that our estimates will be accurate. Since we will initially only have $250,000 available outside of the trust account, we will rely on interest earned on funds held in trust for our working capital. Interest rates on permissible investments have ranged from 0.05% to 0.25% over the last several months. While we are entitled to have released to us for working capital purposes interest earned on the funds in the trust account, the current low interest rate environment may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to liquidate. None of our initial stockholders officers or directors is under any obligation to advance funds to us in such circumstances. If sufficient interest is not earned from funds held in the trust account and we are unable to find alternative financing, we will not have sufficient capital to consummate a business combination.

We may use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of such funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we enter into a letter of intent under which we pay for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

We could use resources in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other service providers. If we do not decide to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons, including those beyond our control such as if 93.1% (or such threshold as appropriately reduced) or more of the shares sold in this offering are redeemed in connection with such business combination. Any such event would result in us having fewer resources for subsequent attempts to locate and combine with another business.

We may acquire a target business that is financially unstable or in its early stages of development or growth.

We may acquire a target business that is financially unstable or in its early stages of development or growth. Financially unstable and early stage companies are subject to a variety of risks, including the risk that they may incur net losses, may require significant additional capital expenditures, may be more susceptible to general economic downturns or may require significant amounts of additional financing. The incumbent mangement of such target businesses may be ill-equipped or incapable of leading the Company’s growth. It may also be difficult to forecast accurately the revenues and to plan for the operating expenses of these companies. The inability of any financially unstable or early stage company that we acquire to perform according to our forecasts and projections could have a material adverse effect on our business, financial condition and results of operations.

If third parties bring claims against us or enter into a bankruptcy proceeding, the proceeds held in trust could be reduced and the per share liquidation price received by stockholders may be less than approximately $6.06 per share (or approximately $6.03 per share if the over-allotment option is exercised in full).

Placing funds in trust may not protect those funds from third party claims against us. We will seek to have all vendors and service providers we engage, and prospective target businesses with whom we negotiate, execute agreements with us waiving any claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. We cannot, however, guarantee that they will execute such agreements. Even if such persons execute such agreements with us, we can offer no assurance that such persons will not seek recourse against the trust account. In addition, a court may refuse to uphold the validity of such agreements. Accordingly, the amount held in trust could be subject to claims which could take priority over those of our public stockholders. If we liquidate before the completion of an initial business combination and distribute the proceeds held in trust to our public stockholders, Mr. Shah has agreed that he will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses, vendors, service providers or other entities that are owed money by us for services rendered or contracted for or products sold to us. Based on representations made to us by Mr. Shah, we believe Mr. Shah will be able to satisfy any indemnification obligations that may arise. However, we have not asked Mr. Shah to reserve any funds for such an eventuality. Furthermore, our belief is based on our expectation that such indemnification obligations will be minimal because we do not expect our initial stockholders to engage vendors or service providers unless they execute a waiver. Accordingly, if that belief is incorrect, we cannot assure you that Mr. Shah will be able to satisfy his obligations or that the proceeds in the trust account will not be reduced by such claims. Furthermore, Mr. Shah will not have any liability as to (1) any claimed amounts owed to a third party who executed a waiver (including a prospective target business) and (2) any claims under our indemnity of the underwriters of this offering against certain liabilities under the Securities Act.

Additionally, if we are forced to file for bankruptcy or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account would be subject to applicable bankruptcy law and may be included in our bankruptcy estate and, as a result, be subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the amount of the initial investment.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to depend on a single business which may offer a limited number of products or services.

It is likely that we will be able to acquire only a single business with the funds held in trust. By consummating a business combination with only a single business, our company may lack diversification after the closing. This lack of diversification may subject us to numerous adverse economic, competitive and regulatory developments. Further, we would not be able to benefit from spreading of risks or offsetting of losses, unlike other entities which may have the resources to compete in different industries or different areas of a single industry. Accordingly, the prospects for our success may:

•	depend upon the performance of a single business, or
•	depend upon the development or market acceptance of a single or limited number of products, processes or services.

Such a lack of diversification may render us vulnerable to a downturn in the particular industry in which we may operate subsequent to a business combination and have a substantial adverse impact on us.

Alternatively, if we seek to acquire several businesses concurrently, and such businesses are owned by different sellers, we will need each such seller to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us and delay our ability to complete a business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations and additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

Our initial stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our initial stockholders will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). None of our officers, directors, initial stockholders or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the secondary market or in private transactions. However, if a vote is held to approve a business combination and a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our initial stockholders or their affiliates could make such purchases in the secondary market or in private transactions in order to influence the vote. Additionally, if we purchase shares sold in this offering as indicated elsewhere in this prospectus, such 20% block could represent as much as 33.3% of our outstanding common stock voting on such matters depending on the number of shares we ultimately purchase. In connection with any vote to approve a proposed business combination, our initial stockholders have agreed to vote in accordance with the majority of the shares of common stock voted by the public stockholders.

Our initial stockholders paid an aggregate of $25,000, or approximately $0.007 per share, for their shares of common stock. Accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share after this offering constitutes the dilution to the investors in this offering. Our initial stockholders acquired their shares of common stock at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other public investors will incur an immediate and substantial dilution of approximately 77% or $4.62 per share (the difference between the pro forma net tangible book value per share $1.38, and the initial offering price of $6.00 per unit). This is because investors in this offering will be contributing approximately 99.965% of the total amount paid to us for our outstanding shares of common stock after this offering but will only own 80% of our outstanding shares of common stock. Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value. For purposes of the discussion above, our pro forma net tangible book value after this offering is approximately $67,702,314 less than it otherwise would have been because if we effect a business combination, the redemption rights to the public stockholders (but not our initial stockholders) may result in the redemption for cash of up to one share less than 93.1% of the aggregate number of the shares sold in this offering that sought redemption.

We may amend the terms of the warrants that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by holders of a majority of the then outstanding warrants to change any term that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in an adverse way to a holder if a majority of the holders approve of such amendment.

There is currently no market for our securities, and a market for our securities may not develop. Failure of such a market to develop would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base an investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, a failure to consummate one or more potential business combinations, the filing of periodic reports with the SEC, if any, and adverse general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained, particularly as EarlyBirdCapital does not intend to act as a market maker for our securities. You may be unable to sell your securities unless a market can be established and sustained. The absence of a market for our securities will likely have an adverse effect on the price of our securities.

All of our officers and directors own shares of common stock issued prior to the offering and will own warrants following this offering. These shares and warrants will not participate in liquidation distributions. Therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own our shares of common stock that were issued prior to this offering. Additionally, they are purchasing insider warrants concurrently with the consummation of this offering. Such individuals have waived their right to redeem their initial shares of common stock or any other shares purchased in this offering or thereafter, or to receive distributions with respect to their initial shares upon the liquidation of the trust account if we are unable to consummate a business combination. Accordingly, the shares of common stock acquired prior to this offering, as well as the insider warrants and any warrants purchased by our officers or directors in the aftermarket, will be worthless if we do not consummate a business combination. Our directors and officers are subject to the requirements of Delaware law in the discharge of their duties to us, and we expect they will uphold both their duty of care and duty of loyalty to us. However, in the discharge of their duties, the personal and financial interests of our directors and officers may influence their judgment in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

If our reserves for claims and liabilities to third parties are insufficient, our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them until any judgments, orders or decrees related thereto are executed fully.

Our Restated Certificate of Incorporation provides that if we fail to consummate a business combination within 18 months from the date of this prospectus (or up to 21 months after the date of this prospectus if certain criteria are met) we will liquidate and our corporate existence will cease except for the purpose of winding up our affairs. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a liquidation. If we comply with certain procedures set forth in Sections 280 and 281 of the Delaware General Corporation Law intended to ensure that we make reasonable provision for all claims against us, including a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as practicable after the expiration of the 18-month period (or up to 21 months after the date of this prospectus if certain criteria are met). As a result, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of:

•	all existing claims;
•	all pending claims; and
•	all claims that may be potentially brought against us within the subsequent 10 years.

Accordingly, we would be required to set aside funds to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) until any judgments, orders or decrees related thereto are executed fully, and any liability of our stockholders therefore may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file for bankruptcy or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after our liquidation commences, this may be viewed or interpreted as giving preference to our public stockholders over potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duties to our creditors and/or may have acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants for cash.

Holders of our warrants will be able to exercise the warrants for cash only if we have an effective registration statement covering the shares issuable upon exercise of the warrants and a current prospectus relating to such of common stock. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the shares of common stock issuable upon exercise of the warrants, holders will only be able to exercise their warrants on a cashless basis and then, only if such cashless exercise is exempt from the registration requirements of the Securities Act. We do not believe that such an exemption is currently available. We may not be able to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants due to a lack of current financial information and/or insufficient resources to file a current prospectus and relating to the shares of common stock issuable upon exercise of the warrants.

Our officers, directors and their affiliates may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our directors, officers or their affiliates has been or currently is a principal of, or affiliated or associated with, a blank check company. However, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those we intend to conduct. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. As a result, a potential target business may be presented to another entity prior to its presentation to us, and we may not be afforded an opportunity to engage in a transaction with such target business.

If our shares of common stock become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5.0 million or less, and our shares of common stock have a market price per share of less than $5.00, transactions in our shares of common stock may be subject to the “penny stock” rules promulgated under The NASDAQ Stock Market. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser’s written agreement to the transaction prior to sale;
•	provide the purchaser with risk disclosure documents which identify risks associated with investing in “penny stocks” and describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our shares of common stock become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Unlike some other blank check companies, we may be required to withdraw trust fund proceeds to purchase shares of our common stock. This may have the effect of making it easier for us to complete our initial business combination.

Unlike some other similarly structured blank check companies, we may be required to withdraw trust fund proceeds to purchase shares of common stock as described in this prospectus. As there would be fewer shares outstanding following such purchases, the number of shares that would be required to be voted to approve a potential business combination would be reduced. This may make it easier for us to complete a business combination. Moreover, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if we purchase up to the maximum number of shares we may purchase using trust fund proceeds and a significant number of holders exercise their redemption rights, we will have less cash available to use toward consummating our business combination and furthering our business plans following a business combination and may need to arrange third party financing.

The ability of our stockholders to exercise redemption rights may not allow us to consummate a desirable business combination or to optimize our capital structure.

In connection with a proposed business combination, we will offer our public stockholders (but not our initial stockholders) the right to have their shares redeemed for cash. In connection with any stockholder vote to approve a business combination, any public stockholder will have the right to demand that such his, her or its shares be redeemed for a full pro rata interest in the trust account (which amount is initially anticipated to be approximately $6.06 per share, or $6.03 per share in the event the over-allotment option is exercised in full).

Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such redemption rights, we may need to reserve part of the trust account for possible payment upon such redemption. Alternatively, we may need to arrange third-party financing to help fund our business combination in case a larger percentage of stockholders exercise their redemption rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third-party financing. As a result, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

If we purchase shares of our common stock under our 10b5-1 plan, the number of shares that may be redeemed in connection with our initial business combination will be reduced.

In order to ensure that our minimum net tangible assets are in excess of $5.0 million following our initial business combination, the number of shares that may be redeemed in connection with our initial business combination may be lowered significantly depending on the number of shares we repurchase under our 10b5-1 plan. Accordingly, it may be more difficult to obtain shareholder approval and to consummate our initial business combination if we have purchased a large number of shares under our 10b5-1 plan. To the extent that our initial business combination is not approved by stockholders, you will not receive your pro rata portion of the trust account until we liquidate and your only source of liquidity will be to attempt to sell your shares of our common stock. In such event, you will likely have to wait longer to receive cash from your investment than if we had completed such initial business combination and you may suffer a loss on your investment.

We may require stockholders who wish to redeem their shares in connection with a proposed registered business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

We may require public stockholders who wish to redeem their shares in connection with a proposed registered business combination either to either: (1) tender their stock certificates to our transfer agent at any time prior to the business day immediately preceding the consummation of our business combination or (2) deliver their shares to the transfer agent electronically using the Depository Trust Company’s, or DTC, DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to facilitate this request. It is our understanding that stockholders should generally allow at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, to obtain a physical stock certificate this process may take significantly longer than two weeks. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares.

If we require public stockholders who wish to redeem their shares to comply with specific requirements for redemption, such redeeming stockholders may be unable to sell their securities when they wish to if a proposed business combination is not consummated.

If we require public stockholders who wish to redeem their shares to comply with specific requirements for redemption, and the related business combination is not consummated, we will promptly return such certificates to the tendering public stockholders. Accordingly, investors who attempt to redeem their shares will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our shares of common stock may decline during this period, and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek redemption may be able to sell their securities.

We may use funds in our trust account to purchase, directly or indirectly, shares from holders thereof who have indicated an intention to vote against such proposed business combination, in the event such a vote is held, and/or redeem their shares.

If holders of shares sold in this offering indicate an intention on their part to vote against a proposed business combination and/or seek redemption of their shares into cash, we may privately negotiate arrangements to provide for the purchase of such shares at the closing of the business combination using funds held in the trust account. The purpose of such arrangements would be to increase the likelihood that holders of a majority of our shares of common stock outstanding would vote in favor of a proposed business combination and/or that holders of fewer than 93.1% (or such threshold as appropriately reduced) of the total number of shares sold in this offering would demand redemption of their shares where it appears that such requirements would otherwise not be met. This may result in the approval of a business combination that would not otherwise be possible. Additionally, as a consequence of such purchases,

•	the funds in our trust account that are so used will not be available to us after the business combination; and
•	the public “float” of our shares of common stock may be reduced, and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange.

The staggered terms of directors on our board of directors lessens the control over us exercised by our public stockholders.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights under Delaware corporate law for up to 24 months. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election. At any such meeting our initial stockholders, because of their significant ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert significant control over us at least until the consummation of a business combination.

We may redeem the warrants at a time that is not beneficial to public investors.

We may call the public warrants for redemption at any time after the redemption criteria described elsewhere in this prospectus have been satisfied. If we call the public warrants for redemption, public stockholders may be forced to accept a nominal redemption price or sell or exercise the warrants when they may not wish to do so.

The determination of the offering price of our units is relatively more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering, there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Factors considered by each party in determining the prices and terms of the units include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies; and
•	general conditions of the securities markets at the time of the offering.

Because of our limited history and lack of operations, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results with which to compare them.

An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption or liquidation price per share is greater than an investor’s initial tax basis in our shares of common stock.

Although we intend to take a contrary position, if our shares of common stock are not viewed as participating in our corporate growth (i.e. our future earnings or increases in our net asset values) to any significant extent (other than by reason of any “conversion” feature), due to our limited potential for corporate growth prior to a business combination, there is a risk that the Internal Revenue Service, or IRS, will assert that an investor’s entitlement to receive payments upon exercise of the investor’s redemption right or upon our liquidation in excess of the investor’s initial tax basis in our shares of common stock (see “Material U.S. Federal Income Tax Considerations — Allocation of Purchase Price and Characterization of a Unit”) will result in constructive income to the investor. This could affect the timing and character of income recognition and result in U.S. federal income tax liability to an investor without such investor’s receipt of cash from us. Prospective investors should consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our shares of common stock, warrants or units.

If adjustments are made to the warrants, you may be deemed to receive a taxable distribution without the receipt of any cash.

U.S. holders of units or warrants may, in certain circumstances, be deemed to have received distributions includible in income if adjustments are made to the warrants, even though holders would have not received any cash or property as a result of such adjustments. In certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution to you. In addition, non-U.S. holders of units or warrants may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See “Material United States Federal Tax Considerations” for more detailed information.

We may be subject to an increased rate of tax on our income if we are treated as a personal holding company.

Depending on the date and size of our initial business combination, it is possible that we could be treated as a “personal holding company” for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a personal holding company for U.S. federal income tax purposes in a given taxable year if more than 50% of its ownership (by value) is concentrated, within a certain period of time, in five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts), and at least 60% of its income is comprised of certain passive items. See “Material United States Federal Tax Considerations — Company — Personal Holding Company Status” for more detailed information.

Our executive officers’, directors’ and initial stockholders’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders’ best interest.

Unless we consummate a business combination, our officers, directors and initial stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of our working capital. Our officers, directors and initial stockholders may, as part of any business combination, negotiate the repayment of some or all of any such expenses in a manner consistent with their fiduciary duties under Delaware law. If the target business’s owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers, directors and initial stockholders or their affiliates could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

Management’s unrestricted flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating an initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders, which would be the case if we pay too much for the business combination target.

If the proceeds of the trust account become subject to a bankruptcy proceeding, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If we deviate in our actions from the disclosure contained in this prospectus, investors may not ultimately receive the same benefits from this offering that they originally anticipated receiving.

Following completion of their respective initial public offerings, some similarly structured blank check companies have deviated from the disclosure contained in their initial public offering prospectuses in order to consummate their initial business combinations, such as by modifying their charters and governing instruments. While we do not anticipate deviating from the disclosure contained in this prospectus, we may seek to do so. Consequently, investors may not receive the same benefits from this offering that they originally anticipated receiving. In such a situation, it is possible that an investor who purchased units in this offering and still holds such units upon learning of our deviation from the disclosure contained in the prospectus could seek rescission of the purchase of the units acquired in the offering (under which a successful claimant would have the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or bring an action for damages (under which a successful claimant could obtain compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the units).

We will incur significant costs following the closing of this offering.

We will incur significant costs associated with consummating a business combination, including expenses associated with due diligence and preparation of definitive agreements. In addition, as a public company, we will incur significant legal, accounting and other administrative expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act and the corporate governance requirements imposed by the Sarbanes-Oxley Act of 2002 and The NASDAQ Stock Market. The Company anticipates that the minimum amount of such legal, accounting and other administrative expenses is $350,000. The estimated expenses that we will incur following this offering are speculative in nature, and our actual expenses could differ materially. See “Use of Proceeds” for more detailed information.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

Our search for a target business is not limited to a particular geographical region. If we acquire a target business located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, which may include:

•	rules and regulations or currency redemption or corporate withholding taxes on individuals;
•	laws governing the manner in which future business combinations may be effected;
•	exchange listing and/or delisting requirements;
•	tariffs and trade barriers;
•	regulations related to customs and import/export matters;
•	longer payment cycles;
•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
•	currency fluctuations and exchange controls;
•	challenges in collecting accounts receivable;
•	cultural and language differences;
•	employment regulations;
•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and
•	deterioration of political relations with the United States.

If we are unable to adequately address these additional risks, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements, and we may not be able to enforce our legal rights.

If we acquire a target business located outside of the United States, the laws of the country in which such company operates will likely govern the material agreements relating to its operations. The target business may not be able to enforce any of its material agreements, or remedies may not be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. An inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States, and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties of our directors and officers under U.S. federal securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include statements about our:

•	ability to complete our initial business combination;
•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;
•	expectations regarding the involvement of our management following our initial business combination;
•	estimates regarding the operating expenses of our business before the consummation of our initial business combination and the beliefs that upon completion of the private placement of the insider warrants and this offering, we will have sufficient funds to operate for the next 18 months, or 21 months pursuant to the automatic period extension, assuming that our initial business combination is not consummated during that time;
•	potential ability to obtain additional financing to complete a business combination;
•	pool of prospective target businesses;
•	officers’ and directors’ ability to generate a number of potential investment opportunities;
•	public securities’ potential liquidity and trading;
•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or
•	financial performance following this offering.

We have based the forward-looking statements contained in this prospectus on our current expectations and beliefs concerning future developments and their potential effects on us. We can offer no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants and EBC warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$72,000,000		$82,800,000
From private placements	3,480,000		3,480,000
Total gross proceeds	$75,480,000		$86,280,000
Offering expenses(1)
Underwriting discount payable at closing (3.0% of gross proceeds from offering)	$2,160,000	(2)	$2,484,000	(2)
Legal fees and expenses	200,000		200,000
Listing fees	40,000		40,000
Printing and engraving expenses	50,000		50,000
Accounting fees and expenses	27,500		27,500
FINRA filing fee	19,112		19,112
SEC registration fee	13,270		13,270
Miscellaneous expenses	118		118
Total Offering Expenses	$2,510,000		$2,834,000
Net Proceeds
Total held in trust	$72,720,000		$83,196,000
Not held in trust	250,000		250,000
Total net proceeds	$72,970,000		$83,446,000

Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(3)(4)

Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$200,000	$200,000
Fees for office space, administrative services and secretarial support	$135,000	$135,000
Due diligence of prospective target businesses by officers, directors and initial stockholders	$50,000	$50,000
Legal and accounting fees relating to SEC reporting obligations	$100,000	$100,000
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	$115,000	$115,000
Total	$600,000	$600,000

(1)	A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee and a portion of the legal and audit fees, have been paid from the funds we received from UBPS Services, LLC described below. These funds will be repaid out of the proceeds of this offering available to us.
(2)	No discounts or commissions will be paid with respect to the purchase of the insider warrants.
(3)	The amount of proceeds not held in trust will remain constant at $250,000 even if the over-allotment is exercised. In addition, interest income earned on the amounts held in the trust account will be available to us to pay for our tax obligations and our working capital requirements. We anticipate having approximately $350,000 (after payment of taxes owed on such interest income) available to us (based on interest on instruments held in trust at current market rates). We anticipate funding the balance of our expenses by entering into contingent fee arrangements with our vendors and/or additional shareholder loans. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds we expect to be available to us immediately following the offering.
(4)	Of the net proceeds not held in trust, $125,000 will be used to repay the funds advanced to us from UBPS Services, LLC described below.

In addition to the offering of units by this prospectus, our initial stockholders have committed to purchase the insider warrants (for an aggregate purchase price of approximately $3.1 million) from us, and the representative has committed to purchase the EBC warrants (for an aggregate purchase price of $360,000) from us. These purchases will take place on a private placement basis concurrently with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from the sale of these warrants will be placed in the trust account described below.

Of the net proceeds of this offering, approximately $72.7 million (approximately $83.2 million if the underwriters’ over-allotment option is exercised in full) including the approximately $3.5 million we will receive from the sale of the insider warrants and EBC warrants, will be placed in a trust account at JP Morgan Chase Bank, N.A. established and maintained by Continental Stock Transfer & Trust Company, as trustee. The funds held in trust will be invested, initially through Morgan Stanley, only in United States treasuries having a maturity of 180 days or less, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to any interest income that may be released to us (1) that we may need to pay our income or other tax obligations and (2) any remaining interest that we need for working capital requirements, the proceeds will not be released from the trust account until the earlier of (A) the completion of a business combination and (B) the liquidation of the trust account if we have not completed a business combination within the required time period. In addition, there can be released to us from the trust account amounts necessary to purchase up to an average of $1.9 million worth of shares each month up to an aggregate amount of 50% of the shares sold in this offering (6,000,000 shares, or 6,900,000 shares if the over-allotment option is exercised in full). Such purchases will commence 61 days after the date of this prospectus and end on the date on which we announce the execution of a definitive agreement for an initial business combination. Any such purchases will be made only in open market transactions pursuant to a 10b5-1 plan that we intend to enter immediately prior to the date of this prospectus with an independent broker-dealer approved by our board. This 10b5-1 plan will require us to purchase our shares at a price per share not to exceed the market price at any time when the market price falls below $5.75 per share. This 10b5-1 plan will remain in place until the maximum number of shares has been purchased under such plan or it expires by its own terms. It is intended that purchases will comply with the technical requirements of Rule 10b-18 (including timing, pricing and volume of purchases) under the Exchange Act (although the purchases may not actually be effected under Rule 10b-18, including as a result of an independent broker-dealer effectuating purchases under the 10b5-1 plan). All shares purchased by us will be cancelled. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

In addition, we have agreed to pay EarlyBirdCapital a fee equal to $2,070,000 upon consummation of a business combination for acting as our investment banker on a non-exclusive basis to assist us in structuring and negotiating a business combination (but not for purposes of identifying a target business).

We have agreed to pay to UBPS Services, LLC a total of $7,500 per month for office space, administrative services and secretarial support from the date of this prospectus through the earlier of the consummation of a business combination or the liquidation of the trust account. This arrangement was agreed to by UBPS Services, LLC for our benefit and is not intended to provide UBPS Services, LLC compensation in lieu of a management fee or other remuneration because it is anticipated that the expenses to be paid by UBPS Services, LLC will approximate the monthly reimbursement amount. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon the consummation of a business combination or the liquidation of the trust account if we have not completed a business combination within the required time period, we will cease paying these monthly fees.

Other than this $7,500 per month fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, initial stockholders or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement of out-of-pocket expenses incurred by them in connection with undertaking certain activities on our behalf, such as identifying and investigating possible target businesses and business combinations.

Reimbursement for such expenses will be paid by us out of the funds not held in trust and is currently allocated to “Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination,” “Due diligence of prospective target businesses by our officers, directors and initial stockholders” and “Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves.” Since the role of present management after a business combination is uncertain, we cannot predict what remuneration, if any, will be paid to those persons after the consummation of a business combination.

Regardless of whether the underwriters’ over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will be approximately $250,000. In addition, interest earned on the funds held in the trust account (after payment of taxes owed on such interest income) may be released to us to fund our working capital requirements in searching for a business combination. We intend to use the excess working capital available for miscellaneous expenses for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our initial stockholders in connection with activities on our behalf as described below. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including the fee equal to $2,070,000 payable to EarlyBirdCapital upon consummation of the business combination for acting as our investment banker on a non-exclusive basis to assist us in structuring and negotiating a business combination (but not for purposes of identifying a target business). To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Mr. Shah has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

On December 6, 2010, UBPS Services, LLC loaned to us an aggregate of $125,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee and a portion of the legal and audit fees and expenses. The loan is payable without interest on the earlier of December 6, 2011 and the consummation of this offering. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 18 months, assuming that a business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of the liquidation of the trust account, if that public stockholder redeems such shares for cash in connection with a business combination which we consummate or if that public stockholder sells his, her or its shares to us as described elsewhere in this prospectus. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the insider warrants and EBC warrants, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants and EBC warrants, including the insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of shares of common stock which may be redeemed for cash), by the number of outstanding shares of common stock.

At December 8, 2010 our net tangible book value was $13,463, or approximately $0.00 per share. After giving effect to the sale of 12,000,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants and EBC warrants, our pro forma net tangible book value at December 8, 2010 would have been $5,291,249 or $1.38 per share, representing an immediate increase in net tangible book value of $1.38 per share to the initial stockholders and an immediate dilution of 77% per share or $4.62 to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $67,702,314 less than it otherwise would have been because if we effect a business combination, the redemption rights to the public stockholders (but not our initial stockholders) may result in the redemption for cash of up to one share less than 93.1% of the aggregate number of the shares sold in this offering that sought redemption.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the insider warrants:

Public offering price		$6.00
Net tangible book value before this offering	$0.00
Increase attributable to new investors and private sales	$1.38
Pro forma net tangible book value after this offering		$1.38
Dilution to new investors		$4.62
Percentage of dilution to new investors		77%

The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased			Total Consideration		Average Price per Share
	Number		Percentage	Amount	Percentage
Initial Stockholders	3,000,000	(1)	20.0%	$25,000	00.035%	$0.007
New Investors	12,000,000		80.0%	$72,000,000	99.965%	$6.00
	15,000,000		100.0%	$72,025,000	100.00%

(1)	Assumes the underwriters do not exercise their over-allotment option, and our initial stockholders have forfeited an aggregate of 450,000 shares of common stock as a result.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	13,463
Net proceeds from this offering and private placement	72,970,000
Plus: Offering costs accrued for and paid in advance, excluded from tangible book value before this offering	$10,000
Plus: Proceeds from the sale of option to the underwriters	$100
Less: Proceeds held in trust subject to redemption for cash ($6.06 × 11,171,999)(1)	($67,702,314)
$5,291,249
Denominator:
Shares of common stock outstanding prior to this offering(2)	3,000,000
Shares of common stock included in the units offered	12,000,000
Less: Shares subject to redemption (one share less than 12,000,000 × 93.1%)	11,171,999
3,828,001

(1)	Assumes in the case of a stockholder vote that all of our stockholders vote in favor of the proposed business combination and are therefore entitled to receive a full pro rata share of the trust account, initially anticipated to be $6.06 per share.
(2)	Assumes the underwriters do not exercise their over-allotment option and our initial stockholders have forfeited an aggregate of 450,000 shares of common stock as a result.

CAPITALIZATION

The following table sets forth our capitalization at December 8, 2010 and as adjusted to give effect to the sale of our units, the insider warrants and the EBC warrants and the application of the estimated net proceeds derived therefrom:

	December 8, 2010
	Actual	As Adjusted(1)
		(Unaudited)
Notes payable to affiliates	$125,000	—
Common Stock, par value $0.001 per share, 0 and 11,171,999 shares which are subject to possible redemption, shares at redemption value	—	$67,702,314 (2)
Stockholders’ equity:
Common Stock, par value $0.001 per share, 100,000,000 shares authorized; 3,450,000 shares issued and outstanding, actual; 15,000,000 shares issued and outstanding (excluding 11,171,999 shares subject to possible redemption), as adjusted	3,450	3,828
Additional paid-in capital	21,550	5,288,958
Deficit accumulated during the development stage	(1,537)	(1,537)
Total stockholders’ equity:	23,463	5,291,249
Total capitalization	$148,463	$72,993,563

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 450,000 shares of common stock have been forfeited by our initial stockholders as a result thereof.
(2)	In connection with our initial business combination, any public stockholder will have the right to demand that such stockholder’s shares be redeemed for a pro rata interest in the trust account (which amount is initially anticipated to be approximately $6.06 per share, or $6.03 per share if the over-allotment option is exercised in full), subject to the limitations described in this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were formed on November 12, 2010 to serve as a vehicle to acquire, through a merger, share exchange, asset acquisition, stock purchase, plan of arrangement, recapitalization, reorganization or similar business combination, one or more operating businesses. While our search for a target business will focus on the financial services industry, our search is not limited to a particular geographic region or industry. We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in financing a business combination. The issuance of additional shares of common stock:

•	may significantly reduce the equity interest of our stockholders;
•	may subordinate the rights of holders of our common stock if we issue preferred stock with rights senior to those afforded to our common stock;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

Results of Operations

We have not conducted any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

Immediately after this offering, we will begin paying aggregate monthly fees of $7,500 to UBPS Services, LLC for general and administrative services and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the completion of this offering.

Liquidity and Capital Resources

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $350,000 and underwriting discounts of $2,160,000 (or $2,484,000 if the over-allotment option is exercised in full) will be approximately $73,320,000 (or $83,796,000 if the underwriters’ over-allotment option is exercised in full). Accordingly, $69,240,000 (or $79,716,000 if the underwriters’ over-allotment option is exercised in full) plus the $3,480,000 we will receive from the sale of the insider warrants and EBC warrants, will be held in trust, and the remaining $250,000 in either event will not be held in trust. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including $2,070,000 payable to EarlyBirdCapital upon consummation of an initial business combination for acting as our non-exclusive investment banker for structuring and negotiating our business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways, including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $250,000 of net proceeds not held in the trust account plus the interest earned on the funds held in the trust account that may be released to us to fund our working capital requirements will be sufficient to allow us to operate for at least the next 18 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. Based on the prior experience of our management team, a review of similar transactions and discussions with the underwriters, we anticipate that we will incur approximately:

•	$200,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;
•	$50,000 of expenses for the due diligence and investigation of a target business by our officers, directors and initial stockholders;
•	$100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;
•	$115,000 for general working capital that will be used for miscellaneous expenses, liquidation obligations and reserves, including director and officer liability insurance premiums; and
•	$135,000 representing the $7,500 per month fee for office space, administrative services and secretarial support.

Pursuant to our Restated Certificate of Incorporation, there can be released to us from the trust account amounts necessary to purchase up to an average of $1.9 million worth of shares each month up to an aggregate amount of 50% of the shares sold in this offering. Such purchases will commence 61 days after the date of this prospectus and end on the date on which we announce the execution of a definitive agreement for an initial business combination. Any such purchases will be made only in open market transactions pursuant to a 10b5-1 plan that we intend to enter immediately prior to the date of this prospectus with an independent broker-dealer approved by our board of directors. This 10b5-1 plan will require us to purchase our shares at a price per share not to exceed the market price at any time when the market price falls below $5.75 per share. We chose a limit price of $5.75 with respect to our 10b5-1 plan. This price represents a discount of approximately 5% to the initial amount per share ($6.06) that will be held in trust. We believe that repurchases of our common stock in the open market at this price would be beneficial to our remaining shareholders who do not offer their shares for sale at that price as such repurchase would be accretive to us on a book value per share basis. In addition, we believe purchasers of shares at this 5% discount level would most likely be “yield-oriented” investors that would likely redeem for cash in conjunction with our business combination. Our repurchase of shares in the open market at this 5% discount level will allow us to retain the incremental amount of cash that otherwise would be payable to such “yield-oriented” investor. This 10b5-1 plan will remain in place until the maximum number of shares has been purchased under such plan or it expires by its own terms. It is intended that purchases will comply with the technical requirements Rule 10b-18 (including timing, pricing and volume of purchases) under the Exchange Act (although the purchases may not actually be effected under Rule 10b-18). All shares purchased by us will be cancelled. If we make such purchases, we would have less cash immediately available to us to complete a proposed business combination and therefore may be required to obtain third-party financing, as discussed below.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

Our initial stockholders have committed to purchase an aggregate of 6,240,000 warrants at $0.50 per warrant (for a total purchase price of $3,120,000) from us, and the representative has committed to purchase an aggregate of 720,000 warrants at $0.50 per warrant (for a total purchase price of $360,000) from us. These purchases will take place on a private placement basis concurrently with the consummation of this offering. We determined the pricing of these warrants based on negotiations with our initial stockholders and the representative, rather than through the conduct of any research, analysis, evaluations or compilations of information. We believe, however, that this pricing of such warrants is appropriate given the advance commitment of the purchasers to acquire such warrants and the increased restrictions associated with such warrants.

Working Capital Loan

As of the date of this prospectus, UBPS Services, LLC loaned an aggregate of $125,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loan is payable without interest on the earlier of December 6, 2011 and the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in trust.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the private placement of the insider warrants and EBC warrants, including amounts in the trust account, will be invested only in United States treasuries having a maturity of 180 days or less. Due to the short-term nature of these investments, we believe there will be no material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of December 8, 2010, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.

PROPOSED BUSINESS

Introduction

We are a blank check corporation organized under the laws of Delaware on November 12, 2010. We were formed with the purpose of acquiring, through a merger, share exchange, asset acquisition, stock purchase, plan of arrangement, recapitalization, reorganization or similar business combination, one or more operating businesses. In this prospectus, we refer to any such transaction as a business combination. While we expect to focus on the financial services industry, our search for a target business is not limited to any geographic location or industry.

We will seek to capitalize on the significant financial services industry experience of our officers and directors. Over the past 30 years, Bipin C. Shah, our Chief Executive Officer and the Chairman of our board of directors, as well as his teams at various institutions with which he has been affiliated, have developed numerous innovations in the financial services industry. Among these were:

•	significant contributions to development of the Federal Reserve’s ACH (Automated Clearing House) system;
•	development of MAC (Money Access Center), an innovative network of shared automated teller machines, or ATMs, and one of the largest such systems in the United States when his team was managing it;
•	early introduction of electronic debit PIN (Personal Identification Number) cards for purchases;
•	introduction of “Pay-at-the-Pump” technology for automobile service stations;
•	introduction of electronic “Cash-Back” at the point-of-sale for other merchants; and
•	development of one of the largest surcharge-free U.S. ATM networks (MoneyPass).

In addition to the substantial contributions of Mr. Shah during his tenure at American Express and CoreStates, he has had significant success as an entrepreneur in developing and managing two payment processing businesses. The first, Gensar Inc., was sold to Paymentech in 1996, and now serves as the primary payment platform for Chase Paymentech. The second, Genpass Inc., was sold to US Bank in 2005 and now provides US Bank’s primary debit and ATM platform for financial institutions. Both of these entrepreneurial ventures provided significant returns to investors and management, although there can be no assurance that any future venture by Mr. Shah will achieve similar results.

We believe the common theme in the business history and innovations of Mr. Shah and his teams has been the utilization and leveraging of existing infrastructure of banks and retailers in innovative ways to create value for consumers, retailers and shareholders. This was accomplished, in each case, without expending substantial sums to develop new infrastructure but rather by developing and successfully executing on novel applications for existing systems. We will seek to replicate this model at our company.

Our management team intends to seek opportunities to acquire one or more “platform” companies in the payment processing industry. Upon the conclusion of such acquisition(s), we anticipate that these platform companies would seek follow-on acquisitions of companies having seasoned, disciplined capabilities in related and ancillary functional areas. The management team would then seek to integrate such companies to provide customers with new, related products and services that we believe would add value to our customers’ businesses and our relationships with such customers. At the same time, our team would explore opportunities to lever our extensive knowledge and experience in payments infrastructure to introduce new and valuable payment products and applications for our customers’ businesses and their customers. Finally, we intend to pursue follow-on acquisitions to consolidate our presence in the payments industry and related markets so as to leverage the benefits our innovations and achieve attractive economies of scale. We believe the implementation of this business strategy will enable us to achieve rapid growth and provide superior returns to our shareholders.

Market Opportunity

We believe that the financial services industry is an attractive industry in which to pursue a business combination. In particular, we believe the payment industry subsector offers a variety of potential target businesses, based in part on the following statistics.

•	According to the 2007 County Business Patterns and 2007 Economic Census, there were approximately 6.7 million small business establishments in the United States with fewer than 1,000 employees in 2007. These 6.7 million businesses employed approximately 66 million employees, an average of 9.9 per company. According to the 2007 County Business Patterns and 2007 Economic Census, the estimated receipts of these 6.7 million businesses exceeded $12.8 trillion, and their annual payrolls aggregated approximately $2.5 trillion.
•	The two largest payroll companies based on market capitalization as of December 31, 2010 had an aggregate market capitalization in excess of $34 billion as of such date. We believe that the remaining payroll companies comprise a sizeable market and are primed for consolidation due to increased regulatory and compliance costs and low market interest rates.
•	According to the April 2009 issue of The Nilson Report, in 2008, there were approximately 8 million establishments that accepted credit and debit cards, of which we believe more than 75% were small business employers.
•	Similar to the payroll processing industry, there is significant concentration among these service providers, with the ten largest providers processing transactions for approximately 84% of the merchants according to the March 2010 and May 2010 issues of The Nilson Report. We believe the smaller processors also are primed for consolidation because of increased regulatory and compliance costs and low interest rates.
•	According to the December 2009 issue of The Nilson Report, prepaid debit, gift, payroll and government benefit cards, or stored value cards were expected to account for more than $200 billion in purchases by 2013 on the date of the report. We believe that there is a significant market opportunity for organizations processing, issuing or otherwise involved with this emerging sector within the payment industry.

While we expect to focus on the financial services industry, our search for a target business is not limited to any geographic location or industry.

Our Competitive Advantages

We believe that we have the following competitive strengths, which will help us consummate an attractive business combination opportunity. However, we cannot assure you that we will be able to locate a target business in the financial services industry or that we will succeed in consummating a business combination.

•	Financial Services Industry Expertise. Our officers and directors have extensive collective experience in the financial services industry. During their careers, they have served in senior management positions for a variety of prominent financial services companies as well as in numerous start-up and buy-out situations. We believe that we can capitalize on Mr. Shah’s experiences, and those of our other directors and officers, to identify innovative businesses with which to consummate a business combination. In particular, we believe that our management team has extensive experience in developing and marketing innovative products and services that enhance efficiencies of electronic payment systems used by business of all sizes. We also believe that target businesses in the payment processing segment, and in the financial services industry generally, will value the experience of our officers and directors in developing innovative payment processing platforms and nurturing innovative companies.

•	Ability to Identify Strong Management Teams. Our officers and directors have operated and advised financial services companies and made significant investments in such companies. Through this extensive experience, we believe our officers and directors can identify and assess the talent of executives and managers in prospective target companies and can work with such teams to generate profitable growth and create value for stockholders.
•	Proprietary Deal Flow. Our management team has an extensive network of industry relationships, including former and current senior executives of financial institutions such as banks, bank holding companies, non-bank financial institutions, payment processing businesses and providers of technology and outsourcing solutions to banks and other financial institutions. We believe this network will provide us access to numerous potential target businesses and enable us to identify opportunities that have not yet become widely known. We expect that many of these prospective target businesses will fit our investment criteria.
•	Status as a Public Company. We believe our structure as a public company will make us an attractive partner to prospective target businesses. As a public company, we offer a target business an alternative to the uncertainty associated with embarking on an initial public offering or being acquired by an established financial services business. For example, in a typical initial public offering, there would be substantial expenses related to registration, marketing and initial public reporting efforts that would not be present to the same degree in a business combination with us. Likewise, our status as an independent public company should enable us to attract leaders in prospective target companies that do not want to cede control to financial purchasers, as for instance, through a private equity buy-out. We can offer owners of a target business an opportunity to exchange their interests in the target business for shares of our common stock or for a combination of common stock and cash, allowing us to tailor our consideration to the specific needs of the sellers. Although there are various costs and obligations associated with becoming a public company, we believe target businesses will find our likelihood of execution and flexibility attractive.

Investment Criteria

We have identified the following general attributes that we believe to be important in evaluating prospective target businesses. We expect to use this framework to consider target company candidates. We may decide, however, to enter into a business combination with one or more target businesses that do not possess all or even a significant number of these attributes if we identify an attractive target business lacking such attributes and determine that it would be in the best interests of our stockholders to pursue such opportunity.

•	Long-Term Growth Outlook. We intend to focus on companies that have a platform for growth that could be enhanced by becoming a public company. In particular, we believe that technology-oriented companies, such as those applying technological solutions to address the payment processing needs of small businesses, have a strong growth outlook. In addition to financing organic growth and the introduction of new products and services, we expect that publicly traded stock would serve as an effective currency for strategic acquisitions of complementary businesses.
•	Platform for Strong and Experienced Management Team. We believe that no single factor determines success more than the quality of the executive leadership team. We will seek to acquire one or more businesses that either have strong, experienced management teams or that provide an attractive platform on which we can assemble an effective and experienced management team. We intend to focus on management teams with a proven track record of delivering revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of Mr. Shah and our other officers and directors will complement, but not replace, a target’s management team.
•	Culture of Merit. In recent years, business entities have focused increasingly on their corporate cultures and values. We believe that most successful businesses establish a culture of merit that requires the identification and measurement of corporate goals, open communication among executives and employees related to such goals and unambiguous accountability regarding results. We will seek target businesses that demonstrate a culture of merit in rewarding high performing employees and managers, a strong industry reputation and managers focused on recruiting and retaining talented employees.
•	Competitive Edge. We believe that companies focused on generating positive cash flow from high operating leverage, lean operations, outsourcing of non-critical activities and a performance-based organization and compensation regime create a competitive edge in the financial services industry. This competitive edge often manifests itself through an ability to introduce new products and services on an established infrastructure platform, as well as through successful integration of advanced technology in operations. Accordingly, we intend to favor target businesses which seek increased market share and profitability through judicious investments and continual process improvements.
•	Strong Competitive Industry Position. We will seek to acquire businesses that have strong fundamentals and operate within well-defined, defensible sub-segments of the financial services industry. Toward that end, we expect to evaluate factors such as industry growth rate, competitive dynamics, consolidation pressures, capital needs and barriers to entry. We intend to focus on companies that have a leading or niche market position in their market by virtue of incumbent expertise or specialized technology. We will seek to acquire businesses that demonstrate such advantages as compared to their competitors, which may help to protect their market position and sustain or enhance profitability over time.

Regulation

Because we intend to acquire, or acquire control of, one or more operating businesses in the financial services industry following our initial business combination, we expect to become subject to one of the regulatory regimes that govern the business or businesses we acquire. The U.S. financial services industry is subject to extensive regulation. Many regulators, including federal and other governmental agencies and self-regulatory organizations, as well as state and provincial securities commissions, insurance regulators and attorneys general, are empowered to conduct administrative proceedings and investigations that can result in censure, fine, the issuance of administrative orders, such as orders denying exemptions, cease-and-desist orders, prohibitions against engaging in some lines of business, suspension or termination of licenses or the suspension or expulsion of a dealer, broker-dealer, investment adviser or insurance distributor. The requirements imposed by regulators are designed to ensure the integrity of the financial markets and to protect customers, policy holders and other third parties who deal with financial services firms and are not designed to protect our stockholders. Regulations and investigations may result in limitations on our activities.

Payment processing companies domiciled or operating in the United States are subject to extensive regulation and supervision by varying federal and state banking agencies. Many of these regulations are intended to protect parties other than stockholders, such as individuals whose information is being transmitted. Accordingly, examples of regulatory requirements to which we may become subject, depending on the nature of the operating business or businesses we acquire, generally include the Dodd Frank Wall Street Reform and Consumer Protection Act, the Credit Card Accountability Responsibility and Disclosure Act of 2009, the Electronic Fund Transfer Act, the Health Insurance Portability and Accountability Act, the USA Patriot Act of 2001, the Gramm-Leach-Bliley Act and various federal and state consumer protection and privacy laws. Depending on our initial business combination, we may become subject to additional federal and state regulations. In addition, changes in current laws or regulations and future laws or regulations may substantially restrict the nature of the business or businesses we may acquire.

Effecting a Business Combination

General

Under our Restated Certificate of Incorporation, we will seek stockholder approval before we effect an initial business combination, even if the nature of the business combination is such that it would not ordinarily require stockholder approval under Delaware law. In connection with such vote, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. In connection with the vote on any initial business combination, all of our initial stockholders have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement will not apply to shares included in units purchased in this offering or any shares purchased following this offering in the open market by any of our initial stockholders. We view this requirement to seek stockholder approval of an initial business combination as an obligation to our stockholders, and we will not take any action to amend or waive this provision in our Restated Certificate of Incorporation. We intend to consummate our initial business combination only if (1) a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination (which includes votes relating to shares included in units purchased in this offering or purchased following this offering in the open market by our initial stockholders) and (2) less than 93.1% of the 12,000,000 shares of common stock sold in this offering (or 13,800,000 shares of common stock if the underwriters’ over-allotment option is exercised in full) are redeemed in connection with such business combination. However, if we have exercised our right to repurchase up to 50% of the shares sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of shares purchased by us. In this event, we would disclose the number of shares purchased by us and the revised redemption threshold in the materials distributed to our shareholders in connection with the vote to approve a business combination. Additionally, under our Restated Certificate of Incorporation, our initial business combination must be with a target business whose collective fair value is at least equal to 80% of the value of the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for such business combination.

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

We do not have any specific business combination under consideration, and we have not (nor has anyone acting on our behalf), directly or indirectly, had any discussions formal or otherwise with respect to such a business combination. We have not (nor has anyone acting on our behalf) been approached by any candidate or its representative with respect to a possible business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any such candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.

We will have virtually unrestricted flexibility in identifying and selecting a candidate for a possible business combination. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

While we have not yet identified any candidates for a possible business combination, we believe based on our management’s business knowledge and past experience that there are numerous possible candidates. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since this prospectus is publicly available and sources will therefore know that we are searching for target businesses. Our officers and directors, as well as their affiliates and network of entrepreneurs, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions, but we expect they will retain advisors as they deem necessary to assist them in their due diligence efforts. If we become aware of a potential business combination outside of the industries which our officers and directors have their most extensive experience, it is more likely that our management would retain consultants and advisors with experience in such industries to assist in the evaluation of such business combination and in our determination of whether to proceed with such a business combination, although we are not required to do so and may determine that our management is able to make its own determinations based on its collective business experience. In no event, however, will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation by us or a target business prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is). If we determine to enter into a business combination with a target business that is affiliated with our officers, directors, special advisors or stockholders, we would do so only if we obtained an opinion from an independent investment banking firm reasonably acceptable to EarlyBirdCapital that the business combination is fair to our unaffiliated stockholders from a financial point of view.

We will not acquire an entity with which any of our officers or directors, through their other business activities, is currently having acquisition or investment discussions. Additionally, we do not anticipate (1) acquiring an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions in the past, (2) acquiring an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with any of our officers or directors or (3) entering into a business combination where we acquire less than 100% of a target business and any of our officers, directors, initial stockholders or their affiliates acquire the remaining portion of such target business. However, if we determine to enter into such a transaction, we are required to obtain an opinion from an independent investment banking firm reasonably acceptable to EarlyBirdCapital that the business combination is fair to our unaffiliated stockholders from a financial point of view.

Selection of a Target Business and Structuring of a Business Combination

Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operation;
•	growth potential;

•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position;
•	barriers to entry;
•	stage of development of the products, processes or services;
•	degree of current or potential market acceptance of the products, processes or services;
•	proprietary features and degree of intellectual property or other protection of the products, processes or services;
•	regulatory environment of the industry; and
•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will seek to have all prospective target businesses execute agreements waiving any claim of any kind they may have in or to any monies held in the trust account.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

We have engaged EarlyBirdCapital, the representative of the underwriters, on a non-exclusive basis, to act as our investment banker to assist us in structuring a business combination and negotiating its terms (but not for purposes of locating potential target candidates for our business combination). We anticipate that these services will include assisting us with valuing and structuring any proposed offer to be made to a target business and negotiating a letter of intent and/or definitive agreement with any potential target business. In consideration for these services, we will pay EarlyBirdCapital a cash fee at the closing of our business combination of $2,070,000.

Lack of Business Diversification

At least initially, the prospects for our success may be entirely dependent upon the future performance of a single business due to the complications associated with acquiring multiple businesses, as discussed further below. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and
•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to concurrently acquire several businesses and such businesses are owned by different sellers, we will need each seller to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place concurrently with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Limited available information for privately-held target companies

In accordance with our acquisition strategy, it is likely that we will seek a business combination with one or more privately-held companies. Generally, very little public information exists about these companies, and we will be required to rely on the ability of our officers and directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

Limited resources and significant competition for business combinations

We will encounter intense competition from entities having a business objective similar to ours, including other blank check companies and private equity groups and leveraged buyout funds, as well as operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience in identifying and completing business combinations. A number of these competitors possess greater technical, financial, human and other resources than we do. Our limited financial resources may have a negative effect on our ability to compete in acquiring certain sizable target businesses. Further, because we must obtain stockholder approval of a business combination, this may delay the consummation of a business combination, while our obligation to redeem for cash the shares of common stock held by public stockholders who elect redemption may reduce the financial resources available for a business combination. Our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses. In addition, if our initial business combination entails a simultaneous purchase of several operating businesses owned by different sellers, we may be unable to coordinate a simultaneous closing of the purchases. This may result in a target business seeking a different buyer.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of these factors, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will liquidate.

Stockholder vote to approve a business combination

Under our Restated Certificate of Incorporation, we will seek stockholder approval before we effect an initial business combination even if the nature of such business combination would not ordinarily require stockholder approval under Delaware law. In connection with such vote, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. In connection with the vote required for any business combination, all of our initial stockholders have agreed to vote the shares owned by them immediately before this offering in accordance with the majority of the shares voted by the public stockholders. This voting arrangement will not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our initial stockholders. We view this requirement to seek stockholder approval of an initial business combination as an obligation to our stockholders, and we will not take any action to amend or waive this provision in our Restated Certificate of Incorporation. We intend to consummate our initial business combination only if (1) a majority of the shares voted by the public stockholders are voted in favor of the initial business combination (which includes votes relating to shares included in units purchased in this offering or purchased following this offering in the open market by any of our initial stockholders) and (2) less than 93.1% of the 12,000,000 shares of common stock sold in this offering (or 13,800,000 shares of common stock if the underwriters’ over-allotment option is exercised in full) are redeemed in connection with such business combination. However, if we have exercised our right to repurchase up to 50% of the shares sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of shares purchased by us. In this event, we would disclose the number of shares purchased by us and the revised redemption threshold in the materials distributed to our shareholders in connection with the vote to approve a business combination.

Notwithstanding the foregoing, a public stockholder, together with any affiliate or other person acting in concert or as a “group” (as defined in Section 13(d)(3) f the Exchange Act) will be restricted from seeking redemption rights with respect to 10% or more of the shares sold in this offering. We believe this restriction will prevent stockholders from accumulating large blocks of shares and using the redemption rights as a means to force us to purchase their shares at a premium to the then-current market price. By limiting a stockholder’s ability to redeem more than 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to block an initial business combination which is favored by other public stockholders.

If holders of shares sold in this offering indicate an intention to vote against a proposed business combination and/or seek redemption of their shares for cash, we may negotiate arrangements to provide for the purchase of such shares at the closing of the business combination using funds held in the trust account. Our sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions. Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that we or our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke any prior election to redeem shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the trust account. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of our shares of common stock outstanding vote in favor of a proposed registered business combination and that holders of fewer than 93.1% (or such threshold as appropriately reduced) of the shares sold in this offering demand redemption of their shares for cash where it appears that such requirements would otherwise not be met. All shares purchased pursuant to such arrangements would be voted in favor of the proposed registered business combination by the holders and then sold to us at the closing of the transaction and immediately cancelled. No such arrangements currently exist.

Permitted Purchases of Shares in Connection with Stockholder Vote

In connection with seeking stockholder approval of our initial business combination, prior to the consummation of such business combination, there can be released to us from the trust account amounts necessary to purchase up to an average of $1.9 million worth of shares each month up to an aggregate amount of 50% of the shares sold in this offering. Such purchases will commence 61 days after the date of this prospectus and end on the date on which we announce the execution of a definitive agreement for an initial business combination. Any such purchases will be made only in open market transactions pursuant to a 10b5-1 plan that we intend to enter immediately prior to the date of this prospectus with an independent broker-dealer approved by our board. This 10b5-1 plan will require us to purchase ours shares at a price per share not to exceed the market price at any time when the market price falls below $5.75 per share. This 10b5-1 plan will remain in place until the maximum number of shares has been purchased under such plan or it expires by its own terms. It is intended that purchases will comply with the technical requirements of Rule 10b-18 (including timing, pricing and volume of purchases) under the Exchange Act (although the purchases may not actually be effected under Rule 10b-18, including as a result of an independent broker-dealer effectuating purchases under the 10b5-1 plan). All shares purchased by us will be cancelled.

Such open market purchases, if any, will seek to minimize any disparity between the market price of our common stock and the per-share amount held in the trust account. If the market price of our shares falls below the per-share trust amount, this could provide an incentive for purchasers to buy our shares after the filing of our preliminary proxy statement at a discount to the per-share amount held in the trust account for the sole purpose of voting against our initial business combination and exercising redemption rights for the full per-share amount held in the trust account. Such trading activity could enable investors to block a business combination regardless of its merits by making it difficult to obtain the approval of a majority of the shares voted on such business combination.

As a result, there would be fewer shares outstanding following such open market purchases and therefore the number of shares that would be required to be voted in favor of any potential business combination for such transaction to be approved would be reduced. Furthermore, because the shares which may be purchased by us in open market transactions will be purchased at prices no greater than $5.75 per share and $5.75 per share is less than the $6.06 per share we are initially holding in trust, stockholders who vote in favor of a proposed business combination and seek redemption, either in connection with a registered business combination or a pre-business combination tender offer, will receive a pro rata share of the difference between $6.06 per share and the purchase price we paid for the shares we purchase in such open market transactions. However, if we made such purchases, we would have less cash immediately available to us to complete a proposed business combination and therefore may be required to obtain third-party financing.

The following table illustrates how the purchase of shares will impact the redemption threshold(1):

Units sold in this offering	12,000,000
Initial stockholder shares	3,000,000
Total shares outstanding	15,000,000
Percentage of shares repurchased in aftermarket	0%	10%	20%	30%	40%	50%
Number of shares repurchased	0	1,200,000	2,400,000	3,600,000	4,800,000	6,000,000
Remaining shares	12,000,000	10,800,000	9,600,000	8,400,000	7,200,000	6,000,000
Amount held in trust	$72,720,000
Amount expended on share repurchases(2)	$0	$6,900,000	$13,800,000	$20,700,000	$27,600,000	$34,500,000
Remaining amount held in trust	$72,720,000	$65,820,000	$58,920,000	$52,020,000	$45,120,000	$38,220,000
Number of shares redeemable pursuant to redemption threshold	11,171,999	10,033,385	8,894,771	7,756,157	6,617,544	5,478,930
Redemption threshold	93.10%	83.61%	74.12%	64.63%	55.15%	45.66%
Funds expended on redemption	$67,702,314	$60,802,314	$53,902,314	$47,002,314	$40,102,314	$33,202,314
Remaining funds	$5,017,686	$5,017,686	$5,017,686	$5,017,686	$5,017,686	$5,017,686

(1)	Assuming no exercise of the underwriters’ overallotment option and the forfeiture of 450,000 shares by the initial stockholders.
(2)	Assuming a repurchase price of $5.75 per share.

Redemption Rights

Our Restated Certificate of Incorporation provides that our public stockholders will be entitled to cause us to redeem their stock for cash in connection with a business combination.

Public stockholders will be entitled to redeem their stock for a pro rata interest in the trust account, regardless of whether they vote for or against the business combination. If, in connection with the exercise of redemption rights, we have required public stockholders to deliver their stock certificates prior to a vote, we will promptly return such certificates to each tendering public stockholder in the event the business combination is not approved. This redemption right is only available to public stockholders (excluding our initial stockholders to the extent that they hold shares included as part of the units sold in this offering). Our initial stockholders have agreed not to seek redemption of any shares of common stock owned by them, directly or indirectly, whether acquired by them prior to this offering or purchased by them in this offering or in the aftermarket.

Our initial business combination will not be completed if more than 93.1% of the 12,000,000 shares of common stock sold in this offering (or 13,800,000 shares of common stock if the underwriters’ over-allotment option is exercised in full) are redeemed in connection with such business combination. However, if we have exercised our right to repurchase up to 50% of the shares sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of shares purchased by us. In addition, the redemption threshold may be further limited by the terms and conditions of our proposed initial business combination. In this event, we would disclose the number of shares purchased by us and the revised redemption threshold in the materials distributed to our shareholders in connection with the vote to approve a business combination. A public stockholder, together with any affiliate or any other person acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) with such public stockholder will be restricted from seeking redemption rights with respect to 10% or more of the shares sold in this offering. We believe this restriction will prevent stockholders from accumulating large blocks of shares and using the redemption right as a means to force us to purchase their shares at a premium to the then current-market price. By limiting a stockholder’s ability to redeem more than 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to block an initial business combination which is favored by other public stockholders.

An eligible stockholder may request redemption at any time after we mail to stockholders the registration statement/proxy solicitation materials in connection with our initial business combination and before the business day immediately preceding the consummation of such business combination.

Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either (1) tender their certificates to our transfer agent at any time through the business day immediately preceding the consummation of the proposed business combination or (2) deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge a tendering broker $45, and it will be at the broker’s discretion whether to pass this cost on to the redeeming holder.

The registration statement/proxy solicitation materials that we will furnish to stockholders in connection with our initial business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a public stockholder would have from the time of the receipt of such materials through the business day immediately preceding the consummation of the proposed initial business combination to deliver his shares if he wishes to exercise his redemption rights. The length of this time period will vary depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. Accordingly, we will only require stockholders to deliver their certificates prior to the consummation of the initial business combination if we give stockholders at least two weeks between the mailing of the registration statement/proxy solicitation materials and the business day immediately preceding the consummation of the business combination.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and it would be the broker’s decision whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether we require holders seeking to exercise redemption rights to tender their shares prior to the business day immediately preceding the consummation of the business combination — the need to deliver shares is a requirement of redemption regardless of the timing of when such delivery must be effectuated. However, if the proposed business combination is ultimately rejected and we are unable to complete another business combination, such fee would have been incurred unnecessarily.

A request for redemption, once made, may be withdrawn at any time up to the business day immediately preceding the consummation of the initial business combination, unless the registration statement/proxy materials specify a different date. Furthermore, if a stockholder delivers his certificate for redemption and subsequently decides (prior to the date immediately preceding the consummation of the business combination) not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to redeem their shares who elect redemption will be distributed promptly after completion of a business combination. Public stockholders who redeem their stock still have the right to exercise any warrants they still hold.

If the initial business combination is not approved or completed for any reason, then public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares. In such case we will promptly return any certificates delivered for redemption to the appropriate public stockholder.

Subsequent Liquidation of Trust Account if No Business Combination

Our Restated Certificate of Incorporation provides that if we fail to consummate a business combination by __________, 2012 [eighteen months from the date of this prospectus] or __________, 2012 [twenty-one months from the date of this prospectus] if we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination within eighteen months from the date of this prospectus, this will trigger the automatic liquidation of the trust account. We view this provision requiring the liquidation of the trust account by _________, 2012 [eighteen months from the date of this prospectus], or _________, 2012 [twenty-one months from the date of this prospectus] if we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination within eighteen months from the date of this prospectus, as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to retain the amounts in trust for a longer period of time. Our Restated Certificate of Incorporation also provides that we will liquidate pursuant to Section 278 of the Delaware General Corporation Law and our corporate existence will cease except for the purpose of winding up our affairs.

If we have not presented to public stockholders a proposed business combination within the required time periods, public stockholders will be entitled to receive a pro rata interest in the trust account (which aggregate amount is initially anticipated to be approximately $6.06 per share, or $6.03 per share if the over-allotment option is exercised in full, plus any pro rata interest earned on the trust account not previously released to us) plus any net assets (subject to our obligation under Delaware law to provide for claims of creditors as described below).

The distribution of our assets in liquidation must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we can distribute any assets to the public stockholders. We cannot assure you that we will have sufficient funds to provide for all creditors’ claims or that we will properly assess all claims that may be brought against us. As a result, our stockholders may potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment if we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers including any third parties we engage to assist us with our search for a target business) and prospective target businesses execute agreements waiving any claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that such persons will execute such agreements. Even if they execute such agreements, we can offer no assurance that such persons will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable.

Mr. Shah has agreed that if we liquidate prior to the consummation of a business combination, he will be personally liable to ensure that the proceeds in the trust account are not reduced below $6.06 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Accordingly, if a claim does not exceed the amount of funds available to us outside of the trust account or available to be released to us from interest earned on the trust account balance, Mr. Shah would not have any personal obligation to indemnify such claims, as they would be paid from such available funds. However, if a claim exceeds such amounts, only an enforceable waiver executed by such creditor would excuse Mr. Shah from his obligation to pay such claim. We have reviewed Mr. Shah’s financial information and believe he will be able to satisfy indemnification obligations that may arise. However, we cannot assure you that he will be able to satisfy those obligations if he is required to do so. Furthermore, if he refused to satisfy his obligations, we would be required to bring a claim against him to enforce our indemnification rights. Furthermore, as our board cannot waive these indemnification obligations because it would be a breach of their fiduciary obligations, if he refused to satisfy his obligations, we would be required to bring a claim against him to enforce our indemnification rights. Accordingly, although such agreements are legally binding obligations on Mr. Shah, we may have difficulty enforcing our rights under such agreements and the actual per-share liquidation price could be less than $6.06, due to claims of creditors.

We will pay the costs of liquidating from our remaining assets outside of the trust account. If such funds are insufficient, Mr. Shah agreed contractually to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000).

Under Delaware law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not consummate our initial business combination by _________, 2012, [eighteen months from the date of this prospectus] or _________, 2012 [twenty-one months from the date of this prospectus] if we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination within eighteen months from the date of this prospectus, may be considered a liquidation distribution under Delaware law. The distribution of our assets in contemplation of liquidation must provide for all claims against us to be paid in full or for us to make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. We cannot assure you that we will have access to funds sufficient to pay or provide for all creditors’ claims. Furthermore, a liquidator of the company might seek to hold a stockholder liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account. Additionally, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims for having paid public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Liquidation of the Company

If we have not completed an initial business combination by__________, 2012 [eighteen months from the date of this prospectus] or __________, 2012 [twenty-one months from the date of this prospectus] if we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination within eighteen months of the date of this prospectus, we will liquidate pursuant to Section 278 of the Delaware General Corporation Law and our corporate existence will cease except for the purposes of winding up our affairs. We will distribute to all of our public shareholders on a pro rata basis an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). There will be no distribution from the trust account with respect to our warrants, which will expire worthless.

Our public shareholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to redeem their shares for cash upon our initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Under the Delaware General Corporation Law, shareholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Sections 280 and 281 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to shareholders, any liability of shareholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our shareholders as soon as reasonably possible after our corporate existence ceases and, therefore, we do not intend to comply with those procedures. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our shareholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public shareholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. We will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public shareholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per share distribution from the trust account could be less than approximately $6.06 per share, or $6.03 per share if the overallotment option is exercised in full, due to claims or potential claims of creditors.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after __________, 2012 [eighteen months from the date of this prospectus] or __________, 2012 [twenty-one months from the date of this prospectus] if we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination within eighteen months of the date of this prospectus, this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

Furthermore, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least approximately $6.06 per share, or $6.03 per share if the overallotment option is exercised in full.

Competition

In identifying, evaluating and selecting a target business, we may encounter competition from other entities having a business objective similar to ours. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources. We will only have access to approximately $72 million in our trust account to consummate a business combination. Accordingly, if we locate a target business that is valued at substantially more than $72 million and the sellers of that target business wish to be paid in cash, we will be forced to obtain third party financing to complete such a transaction. There is no assurance that such financing will be available to us on terms acceptable to us or at all. Other blank check companies whose trust accounts are significantly larger than ours would not have the same problem in financing such a transaction. Accordingly, this inherent competitive limitation may give others an advantage in pursuing the acquisition of a target business. Furthermore, our ability to issue our securities in connection with any business combination would allow us to complete a business combination with a much larger target business. The following also may not be viewed favorably by certain target businesses:

•	our obligation to redeem for cash shares of common stock held by our public stockholders to such holders that exercise their redemption rights may reduce the resources available to us for a business combination; and
•	our outstanding warrants and unit purchase option, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at Radnor Financial Center, 150 North Radnor-Chester Road, Suite F-200, Radnor, Pennsylvania 19087. We have agreed to pay to UBPS Services, LLC a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or the liquidation of the trust account. This arrangement was agreed to by UBPS Services, LLC for our benefit and is not intended to provide UBPS Services, LLC compensation in lieu of a management fee or other remuneration because it is anticipated that the expenses to be paid by UBPS Services, LLC will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon consummation of a business combination or the liquidation of the trust account if we have not completed a business combination within the required time period, we will cease paying these monthly fees.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our business) than they would prior to locating a suitable target business. We presently expect each of our executive officers to devote an average of approximately 25 – 30 hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We intend to register our units, common stock and warrants under the Exchange Act and, upon filing a Form 8-A with the SEC, will become subject to ongoing reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants. For the period commencing with the date of this prospectus and ending upon the earlier of our consummation of an initial business combination or the liquidation of the trust account, we will comply with the rules and regulations under the Exchange Act prescribing such reporting requirements and filing deadlines.

We will provide stockholders with audited financial statements of the prospective target business as part of the prospectus/proxy solicitation sent to stockholders to assist them in assessing the target business. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

We may be required to have our internal control procedures audited for the fiscal year ending September 30, 2011 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Controls and Procedures

We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending September 30, 2011. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the consummation of our initial business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to state that we maintain an effective system of internal controls. We cannot assure you that any particular target business identified by us as a potential acquisition candidate has previously kept its accounts in accordance with applicable accounting standards will likely not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls and will likely need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recordation of expenses and liabilities in the period to which they relate;

•	proof of internal review and approval of accounting items;
•	documentation of key accounting assumptions, estimates and/or conclusions; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to assess management’s report on internal controls and to render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. Additional matters concerning a target business’ internal controls may be identified in the future when the testing and assessment is performed.

Legal Proceedings

There is no litigation currently pending or threatened against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$69,240,000 of the net offering proceeds plus the $3,480,000 we will receive from the sale of the insider warrants and EBC warrants will be deposited into a trust account at JP Morgan Chase Bank, N.A., established and maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$62,856,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	$69,240,000 of net offering proceeds plus the $3,480,000 we will receive from the sale of the insider warrants held in trust will only be invested in cash or in United States treasuries having a maturity of 180 days or less.	Proceeds could be invested only in cash or specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The shares of common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if EarlyBirdCapital has allowed separate trading of the shares of common stock and warrants prior to the 90th day after the date of this prospectus.	No trading of the units or the underlying shares of common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	In connection with a proposed business combination we will be required to allow stockholders to redeem their shares of common stock. At the time of a business combination we will prepare a prospectus/proxy solicitation or tender offer materials, and a stockholder following the procedures described in such document will be given the right to cause us to redeem his, her or its shares for cash (subject to the limitations described elsewhere in this prospectus). However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds except upon the liquidation of the trust account. Notwithstanding the foregoing, if we hold a stockholder vote to approve a registered business combination, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to 10% or more of the shares of common stock sold in this offering.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	Pursuant to our Restated Certificate of Incorporation, we will be required to liquidate 18 months from the date of this prospectus (or up to 21 months from the date of this prospectus if certain criteria are met) unless we have completed a business combination within this time period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Interest earned on the funds in the trust account	There can be released to us, from time to time, any interest earned on the funds in the trust account (i) that we may need to pay our tax obligations and (ii) any remaining interest that we need for our working capital requirements. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and the liquidation of the trust account upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.
Release of funds	Except for (i) amounts necessary to purchase up to 50% of the shares sold in this offering, (ii) any interest earned on funds in the trust account that we may need to pay our tax obligations and (iii) any remaining interest earned on funds in the trust account that we may need for our working capital requirements that may be released to us from the interest earned on the funds in the trust account, the funds held in the trust account will not be released until the earlier of the completion of a business combination and the liquidation of the trust account upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Bipin C. Shah	72	Chairman of the Board of Directors and Chief Executive Officer
Richard S. Braddock	69	Director
Frederick S. Hammer	74	Director
Jonathan M. Lubert	31	Director
Robert Palmer	71	Director
Arthur F. Ryan	68	Director
Peter Davidson	57	Chief Administrative Officer

Below is a summary of the business experience of each of our executive officers and directors.

Bipin C. Shah has been the Chairman of our board of directors and Chief Executive Officer since inception. Since the sale of Genpass, Inc. to U.S. Bancorp in 2005, Mr. Shah has been a private investor, focusing on opportunities in the payments business. From 2000 to 2005, Mr. Shah was the Chief Executive Officer of Genpass, Inc. where he led the development of the MoneyPass, a surcharge-free ATM network, as well as a payroll debit card used by several large payroll companies. From 1992 until its sale to Paymentech in 1996, he was the Chief Executive Officer of Gensar, Inc., a company that specialized in the processing of restaurant debit and credit card transaction. During his tenure at Gensar, Inc., he led development of the “Tip Management System” along with other technology enhancements. From 1980 to 1991, Mr. Shah was employed by CoreStates Financial Corporation and its predecessor, Philadelphia National Bank, ultimately serving as Vice Chairman and Chief Operating Officer. While at CoreStates, Mr. Shah oversaw the acquisitions of seven ATM and point of sale businesses and was active in the development of several products for the financial services industry’s payments infrastructure, including the Money Access Center network, the introduction of debit to the point-of-sale, cash-back, and pay-at-the-pump. From 1985 to 1992, Mr. Shah served as a director of VISA USA and VISA INTERNATIONAL. Earlier in his career, he was a Senior Vice President at the Federal Reserve Bank of Philadelphia and a Senior Vice President at American Express, as well as the President of Vertex Division of MAI. Mr. Shah holds a Bachelor of Arts in Philosophy from Baldwin-Wallace College and a Masters in Philosophy from the University of Pennsylvania. He currently serves on the Board of Trustees of Baldwin-Wallace College. We believe that Mr. Shah’s career as an executive in the payment processing industry and as an investor generally provides him with the necessary skills to chair our board of directors and lead our management team with respect to operational, strategic and management issues as well as general industry trends.

Richard S. Braddock has been on the board of directors since February 2, 2011. Mr. Braddock is the Chairman and Chief Executive Officer of Fresh Direct, an internet-based service for the purchase of grocery and household products. He was named Chief Executive Officer on March 4, 2008 and has been the Chairman since 2005. Mr. Braddock began his business career in 1965 spending a number of years in product management at General Foods. He joined Citicorp in 1973, was elected to the board of directors in 1985 and was elected President and Chief Operating Officer of Citicorp and its principal subsidiary, Citibank, N.A. in January, 1990. Mr. Braddock resigned from Citicorp in November 1992, and subsequently served as Chief Executive Officer of Medco Containment Services, Inc., a prescription drug services company, until its acquisition by Merck & Co., Inc., and then spent a year as a principal at Clayton, Dubilier & Rice, Inc., a private equity firm. He served as Chairman (non-executive) of True North Communications Inc. from December 1997 to January 1999. He served as Chairman and Chief Executive Officer of priceline.com from August 1998 to April 2004. Mr. Braddock served as Chairman of MidOcean Partners, a private investment firm, from April 2003 until December 2007. Mr. Braddock serves on the Board of Directors of Eastman Kodak Company and Fresh Direct Holdings Inc. We believe that Mr. Braddock’s experience as an executive in the financial services industry and his knowledge of the payment processing industry generally provide him with the necessary skills to serve as a member of our board of directors and will enable him to provide valuable insight to the board regarding operational and management issues as well as general industry trends.

Frederick S. Hammer has been on the board of directors since February 2, 2011. Mr. Hammer has been Co-Chairman of Inter-Atlantic Group since 1994. Prior thereto Mr. Hammer served as Chairman, President and Chief Executive Officer of Mutual of America Capital Management Corporation. Mr. Hammer is a Director of Inter-Atlantic Group Homeowners of America Holding Corporation. In addition, he currently serves as a Director on the Board of ING Clarion Realty Funds and is a former director of several public and private companies, including VISA USA and VISA International. He received his A.B. from Colgate University, magna cum laude, and his M.S. and Ph.D. degrees from Carnegie Mellon University. We believe that Mr. Hammer’s experience as an executive in the financial services industry provides him with the necessary skills to serve as a member of our board of directors and will enable him to provide valuable insight to the board regarding operational and management issues.

Jonathan M. Lubert as been on the board of directors since February 2, 2011. Since its founding in 2003, Mr. Lubert has been the Chief Executive Officer of I.L. Hedge Investments, a mid-sized alternative investment company, where his primary responsibility is to manage the portfolio of underlying funds and other assets owned by I.L. Hedge Investments. Mr. Lubert is the founder of Next Generation Lending, a small real estate investment and lending company, Ex Capital Partners LLC and JL Hedge Investments LLC. Mr. Lubert was a director of Global Affiliates, Inc. from 2004 until 2010. Mr. Lubert’s previous experience includes a leveraged finance investment banking analyst position at Bear Stearns and a minority ownership in Spencer Capital Management, a value based, event driven fund that focused on long term risk adjusted returns. Mr. Lubert is currently an advisory board member of the American Infrastructure MLP Fund. In addition, Mr. Lubert serves on the Dragon Fund Advisory Council, an advisory board for the Drexel student run investment fund. Mr. Lubert is currently involved with the Young Friends of Children’s Hospital, the Make-A-Wish Foundation and The Lubert Family Foundation. Mr. Lubert’s educational background includes a B.S. in Business Administration which was earned with highest distinction from the University of North Carolina at Chapel Hill. We believe that Mr. Lubert’s experience as the Chief Executive Officer of I.L. Hedge Investments provides him with the necessary skills to serve as a member of our board of directors and will enable him to provide valuable insight to the board regarding general investor trends.

Robert B. Palmer has been on the board of directors since February 2, 2011. Mr. Palmer worked for CoreStates Financial Group for 31 years, with titles including Executive Vice President for Retail Banking, Operations and Data Processing, and President and Chief Executive Officer of the Philadelphia National Bank. He also served as Vice Chairman of CoreStates and Chairman of its First Pennsylvania Bank. He retired from CoreStates in 1995 and later served as Vice Chairman of the newly-formed Asian Bank in Philadelphia. Mr. Palmer has been a board member of VISA, U.S.A. and Schramm, Inc., West Chester, Pennsylvania. He has been Chairman of The World Affairs Council and International Visitors Council and Vice Chair of the Police Athletic League, all of Philadelphia, and has served on numerous civic boards. We believe that Mr. Palmer’s experience as an executive in the financial services industry provides him with the necessary skills to serve as a member of our board of directors and will enable him to provide valuable insight to the board regarding operational and management issues.

Arthur F. Ryan has been on the board of directors since February 2, 2011. In 2008, Mr. Ryan retired as the Chairman of the Board of Prudential Financial, Inc., one of the largest diversified financial institutions in the world. He served as Chief Executive Officer of Prudential until December 2007. Prior to joining Prudential in December 1994, Mr. Ryan served as President and Chief Operating Officer of Chase Manhattan Bank since 1990. Mr. Ryan ran Chase’s worldwide retail bank between 1984 and 1990. Mr. Ryan is a non-executive director of the Royal Bank of Scotland Group plc and Regeneron Pharmaceuticals, Inc. We believe that Mr. Ryan’s experience as an executive in the financial services industry provides him with the necessary skills to serve as a member of our board of directors and will enable him to provide valuable insight to the board regarding operational and management issues.

Peter B. Davidson has served as our Chief Administrative Officer since inception. Mr. Davidson is also Chief Executive Officer of Brooks FI Solutions, LLC, an entity that provides retail banking and payment solutions that he founded in 2006. Immediately prior to founding Brooks FI Solutions, Mr. Davidson was Executive Vice President of Genpass, Inc. where, from 2002 until its acquisition and subsequent integration by U.S. Bancorp in 2005, he led its efforts to bring stored value products to market. While at Genpass, Inc., he was also involved in the development and implementation of MoneyPass, a surcharge-free ATM network.

Earlier in his career, Mr. Davidson served as President of Speer & Associates, leading domestic and international consulting engagements in the retail banking and electronic funds transfer industry; Executive Vice President at HSBC USA and President of HSBC Mortgage, where he was responsible for managing its consumer businesses; and Senior Vice President at CoreStates Financial, where he managed the credit card and consumer lending businesses, and developed remote banking strategies. Mr. Davidson holds a B.S. in Economics from the Wharton School of the University of Pennsylvania in Finance and Accounting, and an MBA from Widener University in Finance. We believe that Mr. Davidson’s experience as an executive in and knowledge of the payment processing industry provides him with the necessary skills to serve as an officer of the Company and will enable him to provide valuable insight regarding operational issues and general industry trends.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Messrs. Braddock and Hammer, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Palmer and Ryan, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Messrs. Lubert and Shah, will expire at the third annual meeting. Pursuant to our Restated Certificate of Incorporation, the number of directors that shall constitute our board has been fixed at six until we complete a business combination. This provision in our Restated Certificate of Incorporation may not be amended by stockholders prior to the consummation of our initial business combination except upon approval by a majority the holders of outstanding shares of common stock entitled to vote thereon.

We expect that our directors and officers will play a key role in identifying, evaluating and selecting target business, and in structuring, negotiating and consummating our initial business combination. Except as described above and under “— Conflicts of Interest,” none of these individuals is currently a principal of, or affiliated with, a public company or blank check company that executed a business plan similar to our business plan. We believe that the skills and experience of these individuals, their collective access to acquisition opportunities and ideas, their contacts and their transaction expertise should enable them to identify and effect a business combination successfully although we cannot assure that they will, in fact, be able to do so.

Corporate Governance

The rules of The NASDAQ Stock Market require that a majority of our board be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

We have determined that, upon consummation of this offering, each of Messrs. Braddock, Hammer, Lubert, Palmer and Ryan will be an independent director as defined under the rules and regulations of The NASDAQ Stock Market. Our independent directors will hold regularly scheduled meetings at which only independent directors are present.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Messrs. Palmer (Chair), Hammer and Lubert, each of whom is an independent director under the rules and regulations of The NASDAQ Stock Market. As required by the rules of The NASDAQ Stock Market, each of the members of our audit committee will be able to read and understand fundamental financial statements. In addition, we consider Mr. Palmer to qualify as an “audit committee financial expert” and as “financially sophisticated,” as defined under the rules of the SEC and The NASDAQ Stock Market, respectively. The audit committee’s duties, which will be specified in our Audit Committee Charter, will include:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the full board of directors whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Nominating Committee

Effective upon consummation of this offering, we intend to establish a nominating committee of the board of directors, which will consist of Messrs. Ryan (Chair), Braddock and Palmer, each of whom is an independent director under the rules and regulations of The NASDAQ Stock Market. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications and factors relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Employment Agreements

We have not entered into any employment agreements with our executive officers and have not made any agreements to provide benefits upon their termination of employment.

Executive Officer and Director Compensation

None of our directors or officers has received any cash compensation for services rendered to us. Our initial stockholders purchased 3,450,000 shares of common stock (up to 450,000 of which initial shares will be forfeited by them to the extent that the underwriters do not exercise the over-allotment option in full) for an aggregate consideration of $25,000.

In addition, we will issue our initial stockholders and certain of their designees, in a private placement occurring concurrently with this offering, an aggregate of 6,240,000 warrants for an aggregate consideration of $3,120,000. We believe that because our officers and directors own such shares, no compensation (other than reimbursement of out-of-pocket expenses) is necessary, and such persons have agreed to serve in their respective role without compensation prior to our consummation of an initial business combination.

We have agreed to pay to UBPS Services, LLC, an entity controlled by our Chairman and Chief Executive Officer, a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of an initial business combination or the liquidation of the trust account. This arrangement was agreed to by UBPS Services, LLC for our benefit and is not intended to provide UBPS Services, LLC compensation in lieu of a management fee or other remuneration because it is anticipated that the expenses to be paid by UBPS Services, LLC will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

Other than this $7,500 per month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to our officers, directors, initial stockholders or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our officers and directors and their respective affiliates will receive reimbursement for reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential business combination with one of more target businesses. There are no limitations on the amount of expenses for which they may seek reimbursement; provided that such expenses were incurred for our benefit. There will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination.

Although we currently anticipate that some members of our management team will remain with us after the consummation of our initial business combination, some or all of our current executive officers and directors may not remain with us following our initial business combination, depending on the type of business acquired and the industry in which the target business operates. After a business combination, directors and officers who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders in the manner required of U.S. public companies. It is possible that the amount of such compensation will not be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We cannot assure you that our current executive officers and directors will be retained in any significant role, or at all, and we cannot predict what remuneration, if any, will be paid to them if they are retained following our initial business combination.

Conflicts of Interest

For a discussion of potential conflicts of interest, please see “Certain Relationships and Related Transactions — Conflicts of Interest.”

In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity. We cannot assure you that any potential conflicts of interest will be resolved in our favor.

Under Delaware law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our Restated Certificate of Incorporation and Bylaws. In certain limited circumstances, a stockholder has the right to seek damages if a duty owed by our directors is breached.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest to occur of a business combination, liquidation of the trust account or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have. There are currently no relevant pre-existing fiduciary or contractual obligations of our officers and directors.

As initial stockholders, our directors and officers have agreed to vote the shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares voted by our public stockholders and the shares that they purchase in the secondary market, in favor of our initial business combination. In addition, they have waived their respective rights to participate in any liquidation distribution with respect to those shares of common stock acquired by them prior to this offering.

We will not acquire an entity with which any of our officers or directors, through their other business activities, is currently having acquisition or investment discussions. Additionally, we do not anticipate (1) acquiring an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions in the past, (2) acquiring an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with any of our officers or directors or (3) entering into a business combination where we acquire less than 100% of a target business and any of our officers, directors, initial stockholders or their affiliates acquire the remaining portion of such target business. However, if we determine to enter into such a transaction, we are required to obtain an opinion from an independent investment banking firm reasonably acceptable to EarlyBirdCapital that the business combination is fair to our unaffiliated stockholders from a financial point of view.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the date hereof and as adjusted to reflect the sale of our shares of common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of the 6,240,000 insider warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to Offering(2)		After Offering(3)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of common stock	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Shares(4)
Bipin C. Shah	1,575,785	45.675%	1,370,248	9.135%
Peter Davidson	327,751	9.50%	285,001	1.90%
Frederick Hammer	39,675	1.15%	34,500	*
Arthur Ryan	39,675	1.15%	34,500	*
Robert Palmer	39,675	1.15%	34,500	*
Richard Braddock	39,675	1.15%	34,500	*
Jonathan Lubert	207,000	6.00%	180,000	1.20%
All directors and executive officers as a group (7 individuals)	2,269,236	65.775%	1,973,249	13.155%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Universal Business Payment Solutions Acquisition Corporation, Radnor Financial Center, 150 North Radnor-Chester Road, Suite F-200, Radnor, Pennsylvania 19087.
(2)	Based on 3,450,000 shares of common stock outstanding immediately prior to this offering, including up to 450,000 shares of common stock held by our initial stockholders that are subject to forfeiture in the event that the underwriters’ over-allotment option is not exercised in full.
(3)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 450,000 shares of common stock held by our initial stockholders.
(4)	Based on 15,000,000 shares outstanding upon consummation of this offering. Does not include (i) 1,800,000 shares of common stock and 1,800,000 warrants (and 1,800,000 shares of common stock underlying such warrants) issuable upon the exercise of the underwriters’ over-allotment option, (ii) 450,000 shares of common stock held by our initial stockholders that are subject to forfeiture in the event that the 15,000,000 over-allotment option is not exercised in full, (iii) 6,240,000 shares of common stock underlying the insider warrants which will not become exercisable within the next 60 days, (iv) 720,000 shares of common stock underlying the representative warrants which will not become exercisable within the next 60 days, (v) 12,000,000 shares of common stock underlying the warrants being issued upon consummation of this offering to our public stockholders which will not become exercisable within the next 60 days, and (vi) 600,000 shares of common stock underlying the EBC unit purchase option which will not become exercisable within the next 60 days.

Immediately after this offering, our initial stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of common stock (assuming none of them purchases any units offered by this prospectus). None of our initial stockholders, officers and directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our initial stockholders, such individuals may be able to exercise effective control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of their over-allotment option, our initial stockholders will be required to forfeit up to an aggregate of 450,000 shares of common stock. Our initial stockholders will be required to forfeit only that number of shares necessary to maintain their collective 20% ownership interest in our shares of common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. Of these shares, 75% will not be released from escrow until one year after the closing of the business combination or the liquidation of the trust account if we have not completed a business combination within the required time periods. The remaining 25% of these shares will not be released from escrow until a warrant redemption occurs. If no warrant redemption occurs, the remaining 25% of the shares will be forfeited. All of the initial shares may be released from escrow earlier than as described above if, within that time period, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except for (A) pledges to secure the obligations incurred in connection with purchases of our securities; (B) private sales of the shares placed in the escrow account made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased; or (C) transfers to (i) our officers and directors, (ii) an entity’s members upon its liquidation, (iii) by bona fide gift to a member of an initial stockholder’s immediate family or to a trust, the beneficiary of which is an initial stockholder or a member of an initial stockholder’s immediate family for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, or (vi) to us for cancellation in connection with the consummation of a business combination, in each case, other than clause (B) and (C)(vi), where the applicable transferee agrees to the terms of the escrow agreement). During the escrow period, the holders of these shares will retain all other rights as our stockholders, including the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

Our initial stockholders have committed to purchase the insider warrants (for a total purchase price of $3,120,000) from us. These purchases will take place on a private placement basis concurrently with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as such warrants are held by these purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until after we have completed a business combination.

Our representative has committed to purchase the EBC warrants (for a total purchase price of $360,000) from us. These purchases will take place on a private placement basis concurrently with the consummation of this offering. The EBC warrants will be identical to the warrants underlying the units being offered by this prospectus except that the EBC warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as such warrants are held by these purchasers or their affiliates. The representative has agreed that the EBC warrants will not be sold or transferred by it until after we have completed a business combination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2010, we issued 3,450,000 shares of common stock to the individuals and entities set forth below for $25,000 in cash, at a purchase price of approximately $0.00725 per share, as follows:

Name	Number of Shares	Relationship to Us
Bipin C. Shah	3,018,750	Chairman of our Board of Directors and Chief Executive Officer
Peter Davidson	431,250	Chief Administrative Officer

Prior to the date hereof, Messrs. Shah and Davidson sold an aggregate of 1,546,464 shares of common stock to the remaining initial stockholders at the same purchase price they paid for such shares. If the underwriters do not exercise all or a portion of their over-allotment option, our initial stockholders have agreed to forfeit up to an aggregate of 450,000 shares of common stock in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we would record the aggregate fair value of the shares forfeited and reacquired to treasury shares and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the shares of common stock forfeited and the price paid to us for such forfeited shares (which would be an aggregate total of approximately $3,261 for all 450,000 shares). Upon receipt, such forfeited shares would then be immediately cancelled, which would result in the retirement of the treasury shares and a corresponding charge to additional paid-in capital.

Pursuant to written subscription agreements with us and Continental Stock Transfer & Trust Company, as escrow agent, our initial stockholders have committed to purchase the 6,240,000 insider warrants (for a total purchase price of $3,120,000) from us and our underwriters have committed to purchase the 720,000 EBC warrants (for a total purchase price of $360,000) from us. These purchases will take place on a private placement basis concurrently with the consummation of this offering. The purchase price for the insider warrants and EBC warrants will be delivered to an escrow agent at least 24 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering. Our initial stockholders will deposit the purchase price into the trust account concurrently with the consummation of the offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that such warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as such warrants are held by the purchasers or their affiliates. The purchasers have agreed that the insider warrants and the EBC warrants will not be sold or transferred by them until after we have completed a business combination. The holders of the majority of the insider warrants and the EBC warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate a business combination. In addition, these holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of the date of this prospectus, UBPS Services, LLC, an entity controlled by Bipin Shah, loaned to us $125,000 to cover expenses related to this offering. The loan is payable without interest on the earlier of December 6, 2011 and consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

We have agreed to pay to UBPS Services, LLC, an entity controlled by Bipin Shah, a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or the liquidation of the trust account if we have not completed a business combination within the required time periods. This arrangement was agreed to by UBPS Services, LLC for our benefit and is not intended to provide UBPS Services, LLC compensation. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged.

Other than the payment of an aggregate of $7,500 per month described above and reimbursement of reasonable out-of-pocket expenses to our officers, directors, or any of their respective affiliates, we will pay no compensation of any kind, including finders’ and consulting fees, to any of our executive officers, directors, initial stockholders or any of their respective affiliates for services rendered to us prior to, or with respect to, the business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our independent directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Conflicts of Interest

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business and other activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for our company as well as other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those our company intends to conduct.
•	The initial shares owned by our officers and directors will be released from escrow only if a business combination is completed successfully, and the insider warrants purchased by our officers and directors, and any warrants which they may purchase in the aftermarket, will expire worthless if a business combination is not consummated. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their initial shares of common stock. Furthermore, the purchasers of insider warrants have agreed that such securities will not be sold or transferred by them until after we have completed a business combination. For these reasons, our directors and officers may have a conflict of interest in determining whether a particular target business is an appropriate candidate for a business combination.
•	Unless we consummate our initial business combination, our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of our working capital. Our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses in a manner consistent with their fiduciary duties under Delaware law. If the target business’ owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, creating a conflict of interest. The financial interest of our officers, directors and initial stockholders or their affiliates could influence our officers’ and directors’ motivation in selecting a target business and, therefore, may face a conflict of interest in determining whether a business combination is in the stockholders’ best interest.
•	Mr. Shah has agreed that, if we liquidate prior to the consummation of a business combination, he will be personally liable to ensure that the proceeds in the trust account are not reduced below $6.06 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Therefore, Mr. Shah has a financial interest in consummating a business combination, thereby resulting in a conflict of interest. Mr. Shah could influence our officers’ and directors’ motivation in selecting a target business, and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.
•	We will pay the costs of liquidating from our remaining assets outside of the trust account. If such funds are insufficient, Mr. Shah has contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has contractually agreed not to seek repayment for such expenses. Therefore, Mr. Shah has a financial interest in consummating a business combination, resulting in a conflict of interest. Mr. Shah could influence our officers’ and directors’ motivation in selecting a target business, and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

Related Party Policy

Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

To minimize potential conflicts of interest, we have agreed not to (1) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, initial stockholders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (2) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, initial stockholders or their affiliates acquire the remaining portion of such target business, unless, in either case, we obtain an opinion from an independent investment banking firm reasonably acceptable to EarlyBirdCapital that such business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors, stockholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

DESCRIPTION OF SECURITIES

General

As of the date of this prospectus, we are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, 3,450,000 shares of common stock are outstanding, held by two stockholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $6.90 per share of common stock, subject to adjustment. Holders of the warrants must pay the exercise price in full upon exercise of the warrants. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants. The common stock and warrants comprising the units will begin to trade separately on the 90th day following the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), subject to our filing a Current Report on Form 8-K with the SEC described below and issuing a press release announcing when such separate trading will begin.

In no event will our common stock and warrants be traded separately until we have filed a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We intend to file this Form 8-K upon the consummation of this offering, which is anticipated to take place within three business days from the date of this prospectus. The audited balance sheet will include all proceeds we receive from the exercise of the underwriters’ over-allotment option if such option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the filing of such Form 8-K, we will file a second Form 8-K to provide updated financial information, reflecting exercise of such option. We will also include in this Form 8-K or a subsequent Form 8-K, information indicating, if applicable, that separate trading of the common stock and warrants will commence prior to the 90th day after the date of this prospectus and will issue a press release announcing when such separate trading will begin.

Common stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our initial stockholders have agreed to vote the shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares voted by our public stockholders. Our initial stockholders have agreed to vote shares that they purchase in the secondary market in favor of our initial business combination.

We will consummate our initial business combination only if (1) a majority of the shares of common stock voted by the public stockholders are voted in favor of such initial business combination and (2) less than 93.1% of the shares sold in this offering are redeemed in connection with such business combination. However, if we have exercised our right to repurchase up to 50% of the shares sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of shares purchased by us. In this event, we would disclose the number of shares purchased by us and the revised redemption threshold in the materials distributed to our shareholders in connection with the vote to approve a business combination.

Each member of our board of directors shall hold office until the next annual meeting of stockholders or until such director’s earlier resignation, removal from office, death or incapacity. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Under our Restated Certificate of Incorporation, if we do not consummate a business combination by         , 2012 [eighteen months from the date of this prospectus] (or up to twenty-one months from the date of this prospectus if we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination within eighteen months from the date of this prospectus), we will liquidate and our corporate existence will cease except for the purpose of winding up our affairs. Following such liquidation, each stockholder, including our initial stockholders, shall retain their shares and continue to be our stockholder.

Our stockholders have no conversion, preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to our common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata interest in the trust account in connection with the stockholder vote to approve our initial business combination if they exercise their redemption rights and the initial business combination is approved. Public stockholders who redeem their stock into their pro rata interest in the trust account still have the right to exercise any warrants that they may hold.

Preferred stock

Our Restated Certificate of Incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. We are prohibited by our underwriting agreement, however, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of our preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Once issued, each warrant will entitle the registered holder to purchase one share of our common stock at a price of $6.90 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and
•	, 2012 [one year from the date of this prospectus].

The warrants will be exercisable for cash only if a registration statement relating to our common stock issuable upon exercise of the warrants is effective and current. Notwithstanding the foregoing, if we have not filed with the SEC a registration statement covering the shares issuable upon exercise of the warrants by the 6-month anniversary of the consummation of our initial business combination, commencing on that day, warrant holders may, until such time as there is an effective registration statement and during any period thereafter when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis, provided that such cashless exercise is exempt from the registration requirements of the Securities Act. We do not believe that such an exemption is currently available. We have agreed to use our best efforts to have an effective registration statement covering such shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to such common stock until the warrants expire or are redeemed. The warrants will expire on         , 2016 [five years from the date of this prospectus] at 5:00 p.m., New York City time.

At any time while the warrants are exercisable, we may redeem the outstanding warrants (excluding insider warrants held by the initial stockholders or their permitted transferees and any EBC warrants held by EarlyBirdCapital or its permitted transferees), without the prior consent of the underwriters,

•	in whole and not in part;
•	at a price of $0.01 per warrant at any time after the warrants become exercisable;
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•	if, and only if, the reported last sale price of the common stock equals or exceeds $9.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders; and
•	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

We have established the above conditions to our exercise of redemption rights with the intent of:

•	providing warrant holders with adequate notice of redemption, and allowing them to exercise their warrants prior to redemption at a time when there is a reasonable premium to the warrant exercise price; and
•	providing a sufficient margin between the then prevailing common stock price and the warrant exercise price so that there will be a meaningful buffer to absorb negative market reaction resulting from our redemption of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise their warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares equal to the quotient obtained by dividing (x) the product of the number of shares underlying the warrants and the difference between (i) the exercise price of the warrants and (ii) the fair market value by (y) the fair market value. “Fair market value” means the average reported last sale price of the shares for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

We have agreed that the insider warrants and the EBC warrants may be exercised on a “cashless basis” and will not be redeemable by us so long as they are held by the initial stockholders or their permitted transferees or EarlyBirdCapital or its permitted transferees. We have agreed to this provision because it is not known at this time whether the holders of the insider warrants and the EBC warrants will be affiliated with us following an initial business combination. If such holders are then our affiliates, their ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time, an insider cannot trade in our securities if he, she or it is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders and representative could be significantly restricted from selling their securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis and restricting our ability to redeem such warrants is appropriate.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable upon exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants held by public stockholders will be exercisable, and we will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants, and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of any cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be made at the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

NASDAQ Capital Market

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the NASDAQ under the symbol UBPSU on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on the NASDAQ under the symbols UBPS and UBPSW, respectively. The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), subject to, however, our filing a Current Report on Form 8-K with the SEC described below and issuing a press release announcing when such separate trading will begin. We intend to file a Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the underwriters’ over-allotment option if such option is exercised prior to the filing of the Form 8-K. If the underwriters’ over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent Form 8-K to provide updated financial information to reflect the exercise and consummation of the underwriters’ over-allotment option.

Shares Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), we will have 15,000,000 shares of common stock outstanding and 18,960,000 warrants outstanding. The 12,000,000 shares and 12,000,000 warrants represented by the 12,000,000 units sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares or warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,000,000 shares and 6,960,000 warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 150,000 shares and 186,600 warrants immediately after this offering; or
•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale;

provided, in each case, that we are subject to, and have complied with, the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Registration Rights

The holders of the insider warrants and EBC warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of a majority of the insider warrants and the representative warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following are the material U.S. federal income and estate tax considerations with respect to your acquisition, ownership and disposition of our units or the components of the units, which we refer to, collectively, as our securities. This discussion assumes you purchase the securities in this offering and that you will hold them as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code.

This discussion does not address all of the U.S. federal income and estate tax considerations that may be relevant to you in light of your particular circumstances, and it does not describe all of the tax consequences that may be relevant to holders subject to special rules, such as:

•	certain financial institutions;
•	insurance companies;
•	dealers and traders in securities or foreign currencies;
•	persons that have elected mark-to-market accounting;
•	persons holding our securities as part of a hedge, straddle, conversion transaction or other integrated transaction;
•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;
•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•	persons liable for the alternative minimum tax;
•	tax-exempt organizations;
•	S corporations, regulated investment companies and real estate investment trusts;
•	persons whose functional currency is not the U.S. dollar; and
•	U.S. expatriates or former long-term residents of the Unites States, or government or their agency

The following does not discuss any aspect of state, local or non-U.S. taxation, or U.S. gift and estate tax laws taxation except to the limited extent set forth below. This discussion is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the IRS and other applicable authorities, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. We have not obtained, nor do we intend to obtain, any ruling from the IRS with respect to the tax consequences discussed below. As a result, the IRS could disagree with portions of this discussion and may successfully sustain a contrary position. This discussion is not intended as tax advice.

If a partnership (or entity treated as a partnership) or other pass-through entity or person holds our securities, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our securities, you should consult your tax advisor.

WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS WITH RESPECT TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES.

Company — Personal Holding Company Status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if:

•	at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value; and
•	at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including our founders and certain tax-exempt organizations, pension funds, and charitable trusts, it is possible that more than 50% of our stock will be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments. For taxable years beginning after December 31, 2010, the tax rate on undistributed PHC income will be equal to the highest marginal rate on ordinary income applicable to individuals (scheduled to be 39.6% after December 31, 2010). For the tax year ending December 31, 2010, the tax rate is 15%.

Allocation of Purchase Price and Characterization of Unit

While not free from doubt, each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. In determining your initial tax basis in the common stock and warrant composing a unit, you should allocate your purchase price for the unit between the common stock and warrant according to their relative fair market values at the time of issuance.

It is possible that the IRS may view our shares of common stock as not participating in our corporate growth (i.e. our future earnings or increases in our net asset values) to any significant extent (other than by reason of any “conversion” feature), due to our limited potential for corporate growth prior to a business combination. In such event, the IRS may assert that your entitlement to receive payments upon exercise of your redemption right or upon our liquidation in excess of your initial tax basis in our shares of common stock will result in constructive income to you at the time of exercise, rather than upon the actual redemption or liquidation. This could affect the timing and character of income recognition and result in U.S. federal income tax liability to you without the receipt of cash from us. U.S. holders should consult their own tax advisors with respect to these timing and character issues. The balance of this discussion assumes that you will not have constructive income at the time of exercise, but rather any taxable event with respect to a redemption or liquidating will occur at the time of the actual redemption or liquidation.

Each holder is advised to consult its own tax advisor with respect to the risks associated with an investment in a unit (including alternative characterizations of a unit) and regarding the risks associated with an allocation of the purchase price between the ordinary share and the warrant that comprise a unit that is inconsistent with any allocation of the purchase price that may be made. The balance of this discussion assumes that the characterization of the units and any allocation of the purchase price described above are respected for U.S. federal income tax purposes.

U.S. Holders

This section is addressed to U.S. holders of our securities. For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner of our securities that is:

•	an individual citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in, or under the laws of, the United States or any political subdivision of the United States;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

Dividends and Distributions

As discussed under “Description of Securities — Dividends,” we do not anticipate that dividends will be paid in the foreseeable future. In the event that we make distributions on our common stock, such distributions will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Distributions in excess of our current or accumulated earnings and profits will reduce your basis in the common stock (but not below zero). Any excess over your basis will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described in the first paragraph under “— Sale or Other Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains (currently 15%) for tax years beginning on or before December 31, 2012, after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income (currently scheduled to increase to a maximum rate of 43.4% for 2013 and later years). It is unclear whether the conversion feature of the common stock described under “Proposed Business — Effecting a Business Combination — Redemption rights” will affect your ability to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination.

Sale or Other Disposition of Common Stock

Gain or loss you realize on the sale or other disposition of our common stock (including a liquidation in the event we do not consummate a business combination within the required time but not including a redemption) will be capital gain or loss. The amount of your gain or loss will be equal to the difference between your adjusted tax basis in the common stock disposed of and the amount realized on the disposition. Your amount realized will equal the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock and the warrant included in the unit). Your adjusted tax basis will generally equal the portion of the purchase price of a unit allocated to a share of common stock (as discussed above under “General”) less any prior return of capital. Any capital gain or loss you realize on a sale or other disposition of our common stock will generally be long-term capital gain or loss if your holding period for the common stock is more than one year. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum rate of 15% for tax years beginning on or before December 31, 2012, after which the maximum long-term capital gains rate is scheduled to increase to 23.8% for 2013 and later years. However, there is substantial uncertainty as to whether the conversion feature of the common stock described under “Proposed Business — Effecting a Business Combination — Redemption rights” could affect your ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the time period prior to the approval of an initial business combination. The deductibility of capital losses is subject to limitations.

Redemption of Common Stock

If your common stock is redeemed pursuant to the redemption provisions as described above in “Proposed Business — Effecting a Business Combination — Redemption rights,” the redemption will be treated either as a sale of common stock, with the consequences described above under “— Sale or Other Disposition of Common Stock,” or as a corporate distribution, with the consequences described above under “— Dividends and Distributions,” under Section 302 of the Code. Whether the redemption qualifies for sale treatment or distribution treatment will depend largely on the percentage of our shares held by you (including shares that you are deemed to own under certain attribution rules, which provide, among other things, that you are deemed to own any shares that you hold a warrant to acquire) before and after the redemption. The redemption of common stock generally will be treated as a sale of the common stock (rather than as a corporate distribution) if the redemption is “substantially disproportionate” with respect to the U.S. holder, results in a “complete termination” of the U.S. holder’s interest in us or is “not essentially equivalent to a dividend” with respect to the U.S. holder.

In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. You will meet the complete termination test if immediately after a redemption you no longer hold, actually or constructively, any of our common stock. The redemption of the common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction is a facts and circumstances determination. However, if you have a relatively minimal stock interest and, taking into account the effect of redemption by other stockholders, your percentage ownership in our company is reduced as a result of the redemption, the redemption should generally be treated as a sale of common stock by you. For example, the IRS has ruled that any reduction in a stockholder’s proportionate interest will constitute a “meaningful reduction” in a transaction in which a holder held less than 1% of the shares of a publicly traded corporation and did not have management control over the corporation. You should consult your tax advisor as to whether the redemption of your common stock will be treated as a sale or as a dividend under the Code.

The tax treatment of the receipt of any “premium” purchase price by U.S. holders in connection with a privately negotiated transaction as described in this prospectus (see “The Offering — Private transactions if we hold a stockholder vote”) is unclear. The premium may be treated as either additional consideration received in exchange for the tendered common stock in a redemption, in which case such payments will be taken into account in determining the amount of gain or loss on the exchange as discussed above, or a separate fee for voting in favor of the proposed business combination, in which case such payments will be treated as ordinary income to recipient U.S. holders. There can be no assurance that the IRS will not attempt to treat the receipt of the premiums as the receipt of separate consideration for voting in favor of the proposed business combination. U.S. holders are urged to consult their own tax advisers as to the proper treatment of the premiums.

U.S. holders who actually or constructively own 1% or more of our common stock (by vote or value) before a redemption may be subject to special reporting requirements with respect to such redemption, and such holders should consult with their own tax advisors with respect to their reporting obligations.

Sale or Other Disposition, Expiration or Exercise of Warrants

Upon the sale or other disposition (other than an exercise) of a warrant, you generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the warrant. Your amount realized will equal the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the warrant is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the warrant based upon the then fair market values of the common stock and the warrant included in the unit). Your tax basis in the warrant will generally equal the portion of the purchase price of a unit allocated to the warrant (as discussed above under “General”). This capital gain or loss will be long-term capital gain or loss if, at the time of the sale or exchange, you have held the warrant for more than one year. If you hold a warrant that expires without being exercised, you will recognize a capital loss in an amount equal to your basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

Except as discussed below with respect to the cashless exercise of a warrant, in general, you should not be required to recognize income, gain or loss upon exercise of a warrant. Your basis in a share of common stock received upon exercise generally will be equal to the sum of (i) your basis in the warrant and (ii) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrants.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. It is possible, however, that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized.

In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization for tax purposes, the holding period of the common stock would include the holding period of the warrant. If treated as a taxable exchange, a U.S. holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. In such event, the U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised, and the holding period for the common stock would commence on the date following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Constructive Dividends on Warrants

As discussed under “Description of Securities — Dividends,” we do not anticipate that dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were adjusted (or in certain circumstances, there were a failure to make adjustments), such adjustments might result in the deemed payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you would not receive a cash payment. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

Non-U.S. Holders

This section is addressed to non-U.S. holders of our securities. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner (other than a partnership) that is not a U.S. holder.

Dividends and Distributions

As discussed under “Description of Securities — Dividends,” we do not anticipate that dividends will be paid in the foreseeable future. If we were to make distributions to you with respect to your shares of common stock (including any deemed distributions treated as a dividend on the warrants as described in the last paragraph of “U.S. Holders — Constructive Dividends on Warrants” above), to the extent paid out of our current or accumulated earnings and profits, generally will be treated as dividends for U.S. federal tax purposes and, provided such dividends are not effectively connected with your conduct of a trade or business within United States (or, if certain income tax treaties apply, are attributable to a U.S. permanent establishment maintained by you), would be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless you were eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provided proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN). In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “— Sale or Other Disposition of Common Stock and Warrants”, below), we will withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Any withholding tax attributable to deemed dividends could be collected from other amounts payable or distributable to you.

Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment maintained by you) generally will not be subject to U.S. withholding tax if you comply with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. persons (subject to exemption or reduction as may be provided under an applicable income tax treaty). If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Sale or Other Disposition of Common Stock and Warrants

You generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock (including a liquidation in the event we do not consummate a business combination within the required time but not including a redemption) or warrants (including an expiration or redemption of our warrants) unless:

•	the gain is effectively connected with your conduct of a trade or business within the United States (or, if certain income tax treaties apply, are attributable to a U.S. permanent establishment maintained by you);
•	you are an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

Although we currently are not a U.S. real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination. We will be classified as a U.S. real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interest plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. persons (subject to exemption or reduction as may be provided under an applicable income tax treaty). If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Redemption of Common Stock

A redemption of our common stock that is treated as a taxable dividend because your percentage ownership in us is not treated for U.S. tax purposes as having been meaningfully reduced, as described above in “— U.S. Holders — Redemption of Common Stock,” will be taxed as described in “— Dividends and Distributions” above. A redemption of our common stock that is treated as having been meaning fully reduced, as described above in “— U.S. Holders — Redemption of Common Stock,” will be taxed as described in “— Sale or Other Disposition of Common Stock and Warrants” above.

As discussed above in “U.S. Holders — Redemption of Common Stock,” the treatment of the receipt of any premiums in connection with a privately negotiated transaction as described in this prospectus is unclear. Accordingly, we intend to withhold U.S. federal income tax at a rate of 30% from any premium paid to a non-U.S. Holder, unless:

•	the non-U.S. holder is engaged in the conduct of a trade or business in the United States to which the receipt of the premium is effectively connected and provides a properly executed IRS Form W-8ECI; or
•	a U.S. tax treaty either eliminates or reduces such withholding tax with respect to the premium paid to the non-U.S. holder and the non-U.S. holder provides a properly executed IRS Form W-8BEN (claiming exemption or reduction under an applicable treaty);

and in both cases, neither we nor our paying agent knows or has reason to know that such certification is false. If such withholding results in an overpayment of taxes, the applicable non-U.S. holder may be able to obtain a refund or credit, provided that the required information is timely furnished to the IRS. Non-U.S. holders should consult their tax advisors with respect to the tax treatment of any such premium.

Proposed Treasury Department regulations under Section 1441 of the Code provide an escrow procedure that a withholding agent is to follow while determining for federal income tax purposes whether a payment made after December 31, 2008, in redemption of stock held by a foreign shareholder should be treated as a dividend subject to withholding. You should consult your tax advisor regarding the potential applicability to you of the escrow procedure under these proposed regulations.

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under “U.S. Holders — Sale or Other Disposition, Expiration or Exercise of Warrants” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described above under “Non-U.S. Holders — Sale or Other Disposition of Common Stock and Warrants.”

Recently-Enacted Federal Tax Legislation

Under recently enacted legislation, foreign financial institutions (which include hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles regardless of their size) and other foreign entities must comply with new information reporting rules and due diligence requirements with respect to their U.S. account holders and investors. A foreign financial institution or other foreign entity that does not comply with the new reporting requirements generally will be subject to a 30% withholding tax with respect to any “withholdable payments” made after December 31, 2012, other than such payments that are made on “obligations” that are outstanding on March 18, 2012. For this purpose, “withholdable payments” are U.S.-source payments, such as dividends, otherwise subject to nonresident withholding tax, discussed above, and also include the entire gross proceeds from the sale of any equity of U.S. issuers. The US Department of Treasury and IRS have announced that they intend to issue regulations specifying that instruments treated as equity for U.S. tax purposes, such as our common stock, will not be considered “obligations” and thus will not be excepted from the new reporting and withholding requirements regardless of when issued. The withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., capital gain from the sale of our stock). The Treasury is authorized to provide rules for implementing the withholding regime with the existing nonresident withholding tax rules.

Withholding under the recently enacted legislation will not apply to withholdable payments made directly to foreign governments, international organizations, foreign central banks of issue and individuals, and the Treasury is authorized to provide additional exceptions.

Prospective non-U.S. holders should consult with their tax advisors regarding the application of the new provisions to the ownership and disposition of our common stock.

Estate Tax

Individual non-U.S. holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, units (and components thereof) will be treated as U.S. situs property subject to U.S. federal estate tax. Each non-U.S. holder should consult its own tax advisor regarding the U.S. federal estate tax.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends, including the amount of any tax withheld with respect to those dividends, and the proceeds from a sale or other disposition of securities. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting the amount of dividends and withheld taxes, if any, available to the tax authorities in the county in which the non-U.S. holder resides pursuant to the provisions of an applicable treaty.

U.S. holders must provide appropriate certification to avoid U.S. federal backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS in a timely manner.

If you are a non-U.S. holder, information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by you of common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the proceeds will be subject to backup withholding and the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of its status as a non-U.S. holder or such non-U.S. holder is an exempt recipient. In addition, for information reporting purposes, certain non-U.S. brokers with certain type of relationships with the United States will be treated in a manner similar to United States brokers.

Recent legislation may impose additional reporting or certification requirements on certain non-U.S. holders. Each non-U.S. holder is urged to consult its own tax advisor with respect to any reporting and certifications applicable to it.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which EarlyBirdCapital is acting as representative, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units
EarlyBirdCapital, Inc.
Rodman & Renshaw, LLC
Cohen & Company Capital Markets, LLC
Total	12,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Canada

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdictions”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

By purchasing our securities in Canada and accepting a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;
•	where required by law, that the purchaser is purchasing as principal and not as agent;
•	the purchaser has reviewed the text above under Resale Restrictions; and
•	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information are available on request.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on such misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities.

The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser, and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven not to represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Listing of Securities

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the NASDAQ under the symbol UBPSU on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on the NASDAQ under the symbols UBPS and UBPSW, respectively. The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus. Separation of the shares and warrants will be subject, however, to our having filed a Form 8-K and having issued a press release announcing when such separate trading will begin. We intend to file a Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business says from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the underwriters’ over-allotment option if such option is exercised prior to the filing of the Form 8-K. If the underwriters’ over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent Form 8-K to provide updated financial information to reflect the exercise and consummation of the underwriters’ over-allotment option.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $     per unit and the dealers may reallow a concession not in excess of $     per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered by the parties in determining the prices and terms of the units, including the shares of common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

Although each of these factors were considered, however, the determination of our initial offering price has been more arbitrary than the pricing of securities for an operating company since the underwriters are unable to compare our financial results and prospects with those of comparable public companies operating in a particular industry.

Over-Allotment Option

We have granted to comparable underwriters an option, exercisable by the representative during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,800,000 additional units for the sole purpose of covering over-allotments, if any. This over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters’ over-allotment option.

	Per Unit	Without Over-allotment	With Over-allotment
Public offering price	$6.00	$72,000,000	$82,800,000
Discount	$0.18	$2,160,000	$2,484,000
Proceeds before expenses	$5.82	$69,840,000	$80,316,000

(1)	The offering expenses are estimated at $350,000.

No discounts or commissions will be paid on the sale of the insider warrants or EBC warrants.

Advisor Fee

We have engaged the representative as an advisor and investment banker to provide us with assistance in negotiating and structuring the terms of our initial business combination. We anticipate that these services will include assisting us with valuing and structuring any offer to be made to a target business and negotiating a letter of intent and/or definitive agreement with a potential target business. We have agreed to pay the representative a cash fee for such services upon the consummation of our initial business combination in an amount equal to $2,070,000.

EBC Unit Purchase Option

We have agreed to sell to EarlyBirdCapital, for $100, an option to purchase up to a total of 600,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $6.60 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the effective date of the registration statement of which this prospectus is a part. The option, the 600,000 units, and the 600,000 shares of common stock and 600,000 warrants underlying such units, and the 600,000 shares of common stock underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules, during which period any transfers permitted would be in compliance with Rule 5110(g)(2) of such Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the EBC unit purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders one “demand” registration right and “piggy-back” registration rights for a period of five years from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of shares of common stock at a price below its exercise price.

Warrant Purchase

EarlyBirdCapital has committed to purchase 720,000 EBC warrants to purchase shares of our common stock at a price of $0.50 per warrant, for an aggregate purchase price of $360,000, concurrently with the consummation of this offering. Each such EBC warrant and the common shares underlying the warrants will be been deemed compensation by FINRA and will therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(g)(1). The EBC warrants will be identical to the public warrants being offered by this prospectus except that (i) the EBC warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and (ii) we may only call the EBC warrants for redemption on a cash basis with the consent of EarlyBirdCapital, so long as such warrants are held by the initial purchaser thereof, its legal assigns or its affiliates. The purchasers have agreed that the EBC warrants will not be sold or transferred by them (except to certain permitted transferees) until after we have completed an initial business combination. We have granted the purchasers of the EBC warrants registration rights as described under the section “Description of Securities — Registration Rights.''

Beneficial Ownership

Upon the purchase by EarlyBirdCapital of 720,000 EBC warrants and including the shares underlying the EBC warrants and the securities underlying the unit purchase option described above, even though such securities are not currently exercisable and will not be exercisable within 60 days, EarlyBirdCapital would beneficially own approximately 7.1% of our common shares (without taking into account any redemptions or repurchases by us or the forfeiture of up to 450,000 shares by our initial shareholders if the over-allotment option is not exercised in full, all as described elsewhere in this prospectus).

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $6.00.
•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.
•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the NASDAQ, in the over-the-counter market or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Except as described above under “— Advisor Fee,” we have no contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation. However, we will enter into no such agreement with any of the underwriters and will pay no fees for such services to any of the underwriters prior to the date which is 90 days after the date of this prospectus unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

Dechert LLP, Philadelphia, Pennsylvania is acting as counsel for us in connection with this offering. Greenberg Traurig LLP, New York, New York is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Universal Business Payment Solutions Acquisition Corporation (a company in the development stage) as of December 8, 2010 and for the period from November 12, 2010 (inception) through December 8, 2010 appearing in this prospectus, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph relating to a substantial doubt about the ability of Universal Business Payment Solutions Acquisition Corporation (a company in the development stage) to continue as a going concern as described in Note 1 to the financial statements) thereon, appearing elsewhere in this prospectus and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You may inspect and copy our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also inspect and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Universal Business Payment Solutions Acquisition Corporation
(A Company In the Development Stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
of Universal Business Payment Solutions Acquisition Corporation

We have audited the accompanying balance sheet of Universal Business Payment Solutions Acquisition Corporation (a company in the development stage) (the “Company”) as of December 8, 2010, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from November 12, 2010 (inception) through December 8, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Universal Business Payment Solutions Acquisition Corporation (a company in the development stage), as of December 8, 2010, and the results of its operations and its cash flows for the period from November 12, 2010 (inception) through December 8, 2010 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on the completion of a financing and the Company’s cash and working capital as of December 8, 2010 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

New York, New York
December 22, 2010

Universal Business Payment Solutions Acquisition Corporation
(A Company In the Development Stage)

Balance Sheet
December 8, 2010

Assets
Current Assets – Cash and Cash Equivalents	$140,000
Deferred offering cost associated with proposed public offering	10,000
Total Assets	$150,000
Current Liabilities
Accrued Expenses	$1,537
Notes Payable to Affiliates	125,000
Total Liabilities	126,537
Commitments
Stockholder’s Equity
Preferred Stock, $0.001 par value, 10,000 authorized shares and no outstanding shares	—
Common Stock, $0.001 par value, 100,000,000 authorized shares and 3,450,000 issued and outstanding shares(1)	3,450
Additional Paid-In Capital	21,550
Deficit accumulated during the development stage	(1,537)
Total Stockholder’s Equity	23,463
Total Liabilities and Stockholder’s Equity	$150,000

(1)	Includes an aggregate of 450,000 shares subject to forfeiture by the initial stockholders to the extent that the underwriter’s over-allotment option is not exercised in full and 750,000 shares (or 862,500 shares if the underwriters’ over-allotment option is exercised in full) subject to forfeiture in the event that the company does not satisfy the conditions required to redeem any outstanding warrants. (Notes 3 and 7)

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

Universal Business Payment Solutions Acquisition Corporation
(A Company In the Development Stage)

Statement of Operations
For the Period November 12, 2010 (Inception) to December 8, 2010

Formation cost and operating expenses	$(1,537)
Net Loss	$(1,537)
Weighted average shares outstanding, basic and diluted(1)	2,250,000
Basic and diluted net loss per share	$(0.00)

(1)	Excludes an aggregate of 450,000 shares subject to forfeiture by the initial stockholders to the extent that the underwriter’s over-allotment option is not exercised in full and 750,000 shares (or 862,500 shares if the underwriters’ over-allotment option is exercised in full) subject to forfeiture in the event that the company does not satisfy the conditions required to redeem any outstanding warrants. (Notes 2, 3 and 7)

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

Universal Business Payment Solutions Acquisition Corporation
(A Company In the Development Stage)

Statement of Changes in Stockholder’s Equity
For the Period November 12, 2010 (Inception) to December 8, 2010

	Common Stock(1)		Additional Paid-In Capital	Deficit Accumulated During The Development Stage	Stockholder’s Equity
	Shares	Amount
Common stock issued December 6, 2010 at approximately $0.00725 per share for cash	3,450,000	$3,450	$21,550	$—	$25,000
Net Loss	—	—	—	(1,537)	(1,537)
Balance at December 8, 2010	3,450,000	$3,450	$21,550	$(1,537)	$23,463

(1)	Includes an aggregate of 450,000 shares subject to forfeiture by the initial stockholders to the extent that the underwriter’s over-allotment option is not exercised in full and 750,000 shares (or 862,500 shares if the underwriters’ over-allotment option is exercised in full) subject to forfeiture in the event that the company does not satisfy the conditions required to redeem any outstanding warrants. (Notes 3 and 7)

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

Universal Business Payment Solutions Acquisition Corporation
(A Company In the Development Stage)

Statement of Cash Flows
For the Period November 12, 2010 (Inception) to December 8, 2010

Operating Activities
Net Loss	$(1,537)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in operating liabilities:
Accrued Expenses	1,537
Net cash used in operating activities	—
Financing Activities
Proceeds from sale of common stock to initial stockholders	25,000
Proceeds from note payable to affliliate	125,000
Payment of deferred offering costs	(10,000)
Net cash provided by financing activities	140,000
Net Increase in Cash and Cash Equivalents	140,000
Cash and Cash Equivalents, Beginning	—
Cash and Cash Equivalents, Ending	$140,000

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

Universal Business Payment Solutions Acquisition Corporation
(A Company In the Development Stage)

Note 1 — Organization and Plan of Business Operations and Going Concern Consideration

Universal Business Payment Solutions Acquisition Corporation (the “Company”) was incorporated in Delaware on November 12, 2010 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, plan of arrangement, recapitalization, reorganization or other similar business combination, one or more operating businesses (a “Business Combination”).

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

At December 8, 2010, the Company had not yet commenced any operations. All activity through December 8, 2010 relates to the Company’s formation and the proposed public offering described below. The Company has selected September 30 as its fiscal year-end.

The Company is considered to be a development stage company and, as such, the Company’s financial statements are prepared in accordance with the Accounting Standards Codification (“ASC”) topic 915 “Development Stage Entities.” The Company is subject to all of the risks associated with development stage companies.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 12,000,000 units (or 13,800,000 units if the underwriters’ over-allotment option is exercised in full) (“Units”) which is discussed in Note 3 (“Proposed Public Offering”), the sale of 6,240,000 warrants at a price of $0.50 per warrant in a private placement to certain of the members of management of the Company (“Insider Warrants”) and 720,000 warrants at a price of $0.50 per warrant in a private placement to EarlyBirdCapital, Inc., the representative of the underwriters (the “Representative Warrants”), which are described in Note 6. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Public Offering, Insider Warrants and the Representative Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. However, the Company’s initial Business Combination must be with a target business whose collective fair value is at least equal to 80% of the balance in the Trust Account (as defined herein) at the time of the execution of a definitive agreement for such Business Combination. Furthermore, there is no assurance that the Company will be able to effect a Business Combination successfully. Upon the closing of the Proposed Public Offering, management has agreed that at least $6.06 per Unit sold (or $6.03 if the underwriters’ over-allotment option is exercised in full) in the Proposed Public Offering, including the proceeds of the private placements of the Insider Warrants and the Representative Warrants will be held in a trust account (“Trust Account”) and invested in U.S. treasuries having a maturity of 180 days or less until the earlier of (i) the consummation of its first Business Combination, (ii) the Company’s failure to consummate a Business Combination within the prescribed time and (iii) the Common Stock trades below $5.75 per share, subject to certain criteria discussed below. In the event that the Common Stock trades below $5.75 per share, there can be released to the Company from the trust account amounts necessary to purchase up to an average of $1.9 million worth of shares each month up to an aggregate amount of 50% of the shares sold in this offering (6,000,000 shares, or 6,900,000 shares if the over-allotment option is exercised in full). Such purchases will commence 61 days after the date of the registration statement of which this prospectus forms a part (the “Effective Date”) and end on the date on which the Company announces the execution of a definitive agreement for an initial Business Combination. Any such purchases will be made only in open market transactions pursuant to a 10b5-1 plan that the Company intends to enter immediately prior to the Effective Date with an independent broker-dealer approved by the Company’s board of directors (the “Share Repurchase Plan”). This 10b5-1 plan will require the Company to purchase its shares at a price per share not to exceed the market price at any time when the market price falls below $5.75 per share. This 10b5-1 plan will remain in place until the maximum number of shares has been purchased under such plan or it expires by its own terms. It is intended that purchases will comply with the technical requirements Rule 10b-18 (including timing, pricing and volume of purchases)

Universal Business Payment Solutions Acquisition Corporation
(A Company In the Development Stage)

Note 1 — Organization and Plan of Business Operations and Going Concern Consideration  – (continued)

under the Exchange Act (although the purchases may not actually be effected under Rule 10b-18, including as a result of an independent broker-dealer effectuating purchases under the 10b5-1 plan). All shares purchased by the Company will be cancelled. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Company’s Chief Executive Officer has agreed that he will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that he will be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, the interest earned on the Trust Account balance may be released to the Company to fund working capital requirements as well as for any amounts that are necessary to pay the Company’s tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to provide stockholders who acquired shares in the Proposed Public Offering (“Public Stockholders”) with the opportunity to redeem their Public Shares for a pro rata interest in the Trust Account. In the event that stockholders owning 93.1% or more of the shares sold as part of the Units in the Proposed Public Offering exercise their redemption rights (the “Redemption Threshold”) described below or sold to the Company for cancelation under the Share Repurchase Plan, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Public Offering, (“Initial Stockholders”) will vote their initial shares with the majority in the interest of the Public Stockholders and will waive any redemption rights they may have in connection with the Business Combination pursuant to letter agreements to be executed prior to the Proposed Public Offering.

With respect to a Business Combination which is consummated, Public Stockholders can demand that the Company redeem their shares of common stock for a full pro rata interest in the Trust Account (initially anticipated to be approximately $6.06 per share). Accordingly, Public Stockholders holding up to one share less than 93.1% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. However, if the Company has exercised its right to repurchase up to 50% of the shares sold in the Proposed Public Offering, the Redemption Threshold will be reduced in direct proportion to the percentage of shares purchased by the Company. In addition, the Redemption Threshold may be further limited by the terms and conditions of a proposed initial Business Combination. In this event, the Company would disclose the number of shares it purchased and the revised Redemption Threshold in the materials distributed to its shareholders in connection with the vote to approve a Business Combination. Notwithstanding the foregoing, the Restated Certificate of Incorporation of the Company will provide that a Public Stockholder, together with any affiliate or other person with whom such Public Stockholder is acting in concert or as a “group” (within the meaning of Section 13 of the Securities Act of 1934, as amended), will be restricted from seeking redemption rights with respect to an aggregate of more than 10% of the shares of common stock sold in the Proposed Public Offering (but only with respect to the amount over 10% of the shares of common stock sold in the Proposed Public Offering). A “group” will be deemed to exist if Public Stockholders (i) file a Schedule 13D or 13G indicated the presence of a group or (ii) acknowledge to the Company that they are acting, or intend to act, as a group.

The Company’s Certificate of Incorporation will be amended prior to the Proposed Public Offering to provide that the Company will continue in existence only until 18 months from the consummation of the Proposed Public Offering or 21 months from the consummation of the Proposed Public Offering if a definitive agreement has been executed within 18 months after the consummation of this offering and a Business Combination has not been consummated within such 18-month period. If the Company has not completed a

Universal Business Payment Solutions Acquisition Corporation
(A Company In the Development Stage)

Note 1 — Organization and Plan of Business Operations and Going Concern Consideration  – (continued)

Business Combination by such date, the Company will liquidate the Trust Fund and distribute the amounts on deposit to the Public Stockholders. The Company will also liquidate its remaining assets and its corporate existence will cease except for the purpose of winding up its affairs. In the event of a liquidation, the Public Stockholders will be entitled to receive a full pro rata interest in the Trust Account (initially anticipated to be approximately $6.06 per share (or $6.03 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the Trust Fund not previously released to the Company). The Company will pay the costs of liquidation from remaining assets outside of the Trust Account. If such funds are insufficient, the Company’s Chief Executive Officer will agree to advance the funds necessary to complete the liquidation.

Note 2 — Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash equivalents.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financials statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company is required to file income tax returns in the United States (federal) and in various state and local jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on November 12, 2010, the evaluation was performed for the upcoming 2010 tax year, which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from November 12, 2010 (inception) through December 8, 2010. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Loss Per Share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture (Note 7).

Universal Business Payment Solutions Acquisition Corporation
(A Company In the Development Stage)

Note 2 — Significant Accounting Policies  – (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Subsequent Events

Management of the Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the review, Management did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

Note 3 — Proposed Public Offering

The Proposed Public Offering calls for the Company to offer for public sale up to 12,000,000 units at a proposed offering price of $6.00 per unit (plus up to an additional 1,800,000 units solely to cover over-allotments, if any). Each unit consists of one share of common stock in the Company and one Warrant to purchase one share of common stock of the Company (“Warrants”). Each Warrant entitles the holder to purchase one share of common stock at a price of $6.90 commencing on the later of our completion of a Business Combination and one year from the effective date of the Proposed Public Offering and expiring five years from the completion of a Business Combination. The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days’ notice, only in the event that the last sale price of the shares of common stock is at least $9.50 per share for any 20 trading days within a 30-trading day period ending on the third day prior to the date on which notice of redemption is given and there is a current registration statement in effect with respect to the shares of common stock underlying such Warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption. If the Company redeems the Warrants as described above, management will have the option to require any holder that wishes to exercise his Warrant to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering his Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of (i) the number of shares of common stock underlying the Warrants, and (ii) the difference between the exercise price of the Warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Public Offering the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the Warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed. Notwithstanding the foregoing, if the Company has not filed with the SEC a registration statement covering the shares issuable upon exercise of the Warrants by the 6-month anniversary of the consummation of its initial Business Combination, commencing on that day, Warrant holders may until such time as there is an effective registration statement, exercise Warrants on a cashless basis, provided that such cashless exercise is exempt from the registration requirements of the Securities Act.

Universal Business Payment Solutions Acquisition Corporation
(A Company In the Development Stage)

Note 4 — Deferred Offering Costs

Deferred offering costs consist principally of legal, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ equity upon the receipt of the capital raised. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred will be charged to operations.

Note 5 — Note Payable to Affiliates

The Company issued a $125,000 principal amount unsecured promissory note to UBPS Services, LLC, an entity controlled by one of the Company’s Initial Stockholders on December 6, 2010. The note is non-interest bearing and payable on the earlier of December 6, 2011 or the consummation of the Proposed Public Offering. Due to the short-term nature of the note, the fair value of the note approximates the carrying amount.

Note 6 — Commitments

The Company will pay the underwriters in the Proposed Public Offering an underwriting discount of 3.0% of the gross proceeds of the Proposed Public Offering. The Company will also issue a unit purchase option, for $100, to EarlyBirdCapital, Inc. (“EBC”) or its designees to purchase 600,000 units at an exercise price of $6.60 per unit. The units issuable upon exercise of this option are identical to the units being offered in the Proposed Public Offering, with the exception of containing a provision for cashless exercise by EBC. The Company intends to account for the fair value of the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Proposed Public Offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $1,053,551 (or $1.76 per unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 35.0%, (2) risk-free interest rate of 2.07% and (3) expected life of five years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying shares of common stock) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

The Company presently occupies office space provided by an affiliate of the Company’s Chairman and Chief Executive Officer. Such affiliates have agreed that until the Company consummates a Business Combination, they will make such office space, as well as certain office and secretarial services, available to the Company as may be required by the Company from time to time. The Company has agreed to pay an aggregate of $7,500 per month for such services commencing on the effective date of the Proposed Public Offering.

Certain of the Initial Stockholders of the Company have committed to purchase 6,240,000 Insider Warrants at $0.50 per warrant (for an aggregate purchase price of $3,120,000) from the Company. EBC has committed to purchase 720,000 Representative Warrants at $0.50 per warrant (for an aggregate purchase price of $360,000) from the Company. These purchases will take place concurrently with the consummation of the Proposed Public Offering. All of the proceeds received from the Insider Warrants and the Representative Warrants purchases will be placed in the Trust Account. The Insider Warrants and the Representative Warrants will be identical to the warrants underlying the Units being offered in the Proposed Public Offering, except that: (i) the Insider Warrants and the Representative Warrants are being purchased pursuant to an exemption

Universal Business Payment Solutions Acquisition Corporation
(A Company In the Development Stage)

Note 6 — Commitments  – (continued)

from the registration requirements of the Securities Act, (ii) the Insider Warrants and the Representative Warrants will be non-redeemable and (iii) the Insider Warrants and the Representative Warrants are exercisable on a “cashless” basis, in each case, if held by the initial holders or permitted assigns. The transfer restrictions do not apply to transfers made pursuant to registration or an exemption that is occasioned by operation of law or for estate planning purposes, while remaining in escrow.

The Initial Stockholders and the holders of the Insider Warrants and the Representative Warrants (or underlying shares of common stock) will be entitled to registration rights with respect to the founding shares and the Insider Warrants and the Representative Warrants (or underlying shares of common stock) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Insider Warrants and the Representative Warrants (or underlying shares of common stock) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. Pursuant to the terms of the unit purchase option, the holders of the unit purchase option will be entitled to registration rights with respect to the securities. In addition, the Initial Stockholders and holders of the Insider Warrants, the Representative Warrants and the unit purchase option (or underlying shares of common stock) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

The Company has engaged EBC on a non-exclusive basis, to act as its advisor and investment banker in connection with its initial Business Combination to provide it with assistance in negotiating and structuring the terms of its initial Business Combination. The Company will pay EBC a cash fee of $2,070,000 for such services upon the consummation of its initial Business Combination.

Note 7 — Stockholder Equity

Preferred Stock

The Company is authorized to issue 10,000 shares of preferred stock with a par value of $0.001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors.

As of December 8, 2010, there are no shares of preferred stock issued or outstanding.

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.001 per share.

In connection with the organization of the Company, on December 6, 2010, a total of 3,450,000 shares of the Company’s shares of common stock were sold to the Initial Stockholders at a price of $0.00725 per share for an aggregate of $25,000 (the “Founder’s Shares”).

As of December 8, 2010, 3,450,000 shares of common stock were issued and outstanding, of which 450,000 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full so that the Company’s Initial Stockholders will own 20% of the issued and outstanding shares after the Proposed Public Offering. In addition, 750,000 of the such shares (or 862,500 shares if the underwriters’ over-allotment option is exercised in full) are subject to forfeiture in the event that the Company does not satisfy the conditions required to redeem any outstanding Warrants as described in Note 3.

$72,000,000

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

12,000,000 Units

PROSPECTUS

EarlyBirdCapital, Inc.
Rodman & Renshaw, LLC

Cohen & Company Capital Markets, LLC

              , 2011

Through and including        , 2011 [the 90th day after the date of this offering], all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Legal Fees and Expenses	200,000
Listing Fees	40,000
Printing and Engraving Expenses	50,000
Accounting Fees and Expenses	27,500
FINRA Filing Fee	19,112
SEC Registration Fee	13,270
Miscellaneous	118	(1)
Total	$350,000

(1)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our Restated Certificate of Incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)  To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)  Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)  Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)  A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)  For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)  For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)  The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Section 8.2 of our Restated Certificate of Incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to our underwriting agreement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a)  During the past three years, we sold the following shares of common stock without registration under the Securities Act, each of whom is an accredited investor under Rule 501 of the Securities Act:

Stockholders	Number of Shares
Bipin C. Shah	3,018,750
Peter Davidson	431,250

Such shares were issued on December 6, 2010 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. The shares issued to the individuals above were sold for an aggregate offering price of $25,000, an average purchase price of approximately $0.00725 per share.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)  The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
1.2	Form of Merger and Investment Banking Agreement.*
3.1	Form of Certificate of Incorporation.*
3.2	Form of Restated Certificate of Incorporation.
3.3	Form of Amended and Restated Bylaws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
4.5	Form of EBC Unit Purchase Option.
5.1	Opinion of Dechert LLP, counsel to the Registrant.
10.1	Form of Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and each of the Registrant’s initial stockholders.*
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.*
10.4	Promissory Note issued to UBPS Services, LLC.*
10.5	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.
10.6	Form of Warrant Subscription Agreement among the Registrant and each of the Initial Stockholders.*
10.7	Form of Letter Agreement between UBPS Services, LLC and the Registrant regarding administrative support.*
10.8	Form of Stock Purchase Agreement between the Registrant and Bipin C. Shah and Peter Davidson.*
10.9	Form of 10b5-1 Trading Plan.*
14	Form of Code of Ethics.*
23.1	Consent of Marcum LLP.
23.2	Consent of Dechert LLP, counsel to the Registrant (included in Exhibit 5.1).*
24	Power of Attorney (previously included on signature page of this Registration Statement).
99.1	Form of Audit Committee Charter.*
99.2	Form of Nominating Committee Charter.*
99.3	Consent of The Nilson Report.*

*	Previously filed.

Item 17. Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(f)  The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(h)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)  The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Pennsylvania, on the 15th day of April 2011.

By:	Bipin C. Shah Name: Bipin C. Shah Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Bipin C. Shah Bipin C. Shah	Chairman of the Board and Chief Executive Officer (principal executive officer)	April 15, 2011
* Richard S. Braddock	Director	April 15, 2011
* Frederick S. Hammer	Director	April 15, 2011
* Jonathan M. Lubert	Director	April 15, 2011
* Robert B. Palmer	Director	April 15, 2011
* Arthur R. Ryan	Director	April 15, 2011
/s/ Peter Davidson Peter Davidson	Chief Administrative Officer (principal accounting and financial officer)	April 15, 2011
*By: /s/ Peter Davidson Name: Peter Davidson Title: Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
1.2	Form of Merger and Investment Banking Agreement.*
3.1	Form of Certificate of Incorporation.*
3.2	Form of Restated Certificate of Incorporation.
3.3	Form of Amended and Restated Bylaws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
4.5	Form of EBC Unit Purchase Option.
5.1	Opinion of Dechert LLP, counsel to the Registrant.
10.1	Form of Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and each of the Registrant’s initial stockholders.*
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.*
10.4	Promissory Note issued to UBPS Services, LLC.*
10.5	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.
10.6	Form of Warrant Subscription Agreement among the Registrant and each of the Initial Stockholders.*
10.7	Form of Letter Agreement between UBPS Services, LLC and the Registrant regarding administrative support.*
10.8	Form of Stock Purchase Agreement between the Registrant and Bipin C. Shah and Peter Davidson*
10.9	Form of 10b5-1 Trading Plan.*
14	Form of Code of Ethics.*
23.1	Consent of Marcum LLP.
23.2	Consent of Dechert LLP, counsel to the Registrant (included in Exhibit 5.1).*
24	Power of Attorney (previously included on signature page of this Registration Statement).
99.1	Form of Audit Committee Charter.*
99.2	Form of Nominating Committee Charter.*
99.3	Consent of The Nilson Report.*

*	Previously filed.